Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-283969
Underlier Supplement to the Prospectus dated February 26, 2025
The Toronto-Dominion Bank Senior Debt Securities

The Toronto-Dominion Bank (the “Bank”) may from time to time offer and sell notes (the “notes”) linked to one or more indices and/or exchange-traded funds (each a “reference asset”) from time to time. This document, which we refer to as an “underlier supplement”, describes certain indices and exchange-traded funds to which the notes may be linked. A separate pricing supplement will describe specific terms of the notes being offered, including any changes to the terms specified below. This underlier supplement supplements the disclosure in any pricing supplement that may reference it, any prospectus supplement or product supplement (the “applicable supplement”), and the accompanying prospectus. If the description in the applicable pricing supplement of any reference asset to which your notes are linked is inconsistent with the description herein, such description in the applicable pricing supplement is controlling.
This underlier supplement describes only certain reference assets to which notes may be linked. We do not guarantee that we will offer notes linked to any of the reference assets described herein. In addition, we may offer notes linked to one or more reference assets that are not described herein. In such an event, we will describe any such additional reference asset(s) in the applicable supplements.
The notes do not guarantee any return of principal at maturity. You are subject to a risk to all or a portion of your investment in the notes, as described in more detail below.
The notes will not be listed or displayed on any securities exchange or electronic communications network.
Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page PS-7 of the product supplement(s) or page S-4 of the prospectus supplement as applicable, to read about investment risks relating to the notes. Unless otherwise specified in the applicable pricing supplement, the principal of the notes is not protected and you could lose some or all of your investment.
The price at which you purchase the notes is expected to include hedging costs and profits that the Bank or its affiliates expect to incur or realize. Any such costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the Issue Date.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this underlier supplement, any applicable supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The Bank may use this underlier supplement in the initial sale of notes. In addition, TD Securities (USA) LLC or another of the Bank’s affiliates may use this underlier supplement in a market-making transaction in notes after their initial sale. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale, this underlier supplement is being used in a market-making transaction.
The notes are unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law. The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.
TD Securities (USA) LLC
Underlier Supplement dated February 26, 2025

TABLE OF CONTENTS
ADDITIONAL INFORMATION ABOUT THE BANK AND THE NOTES	1
RISK FACTORS	2
INDICES	2
The Dow Jones Industrial Average®	2
The EURO STOXX 50® Index	6
The EURO STOXX® Banks Index	12
The FTSE 100® Index	19
The MSCI Indices	26
The Nasdaq-100® Index	33
The Nikkei 225 Index	41
The Russell 2000® Index	45
The S&P 500® Index	53
The S&P 500® Equal Weight Index	61
The S&P/ASX 200 Index	62
The Select Sector Indices	70
The Swiss Market Index	73
TOPIX®	77

Prospectus
Documents Incorporated by Reference	ii
Where You Can Find More Information	iii
Further Information	iii
About This Prospectus	iii
Risk Factors	1
The Toronto-Dominion Bank	6
Presentation of Financial Information	7
Caution Regarding Forward-Looking Statements	8
Use of Proceeds	10
Consolidated Capitalization and Indebtedness	11
Description of the Debt Securities	12
Canadian Bank Resolution Powers	29
Description of Common Shares and Preferred Shares	34
Description of Warrants	37
Description of Subscription Receipts	43
Description of Units	44
Ownership, Book-Entry Procedures and Settlement	45
Tax Consequences	53
Benefit Plan Investor Considerations	68
Plan of Distribution (Conflicts of Interest)	71
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others	74
Legal Matters	75
Experts	76
Other Expenses of Issuance and Distribution	77

In this underlier supplement, unless the context otherwise indicates, the “Bank,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. Also, references to the “prospectus” or the “accompanying prospectus” mean the prospectus, dated February 26, 2025 of The Toronto-Dominion Bank. References to “applicable supplements” refer to any product supplements, prospectus supplements and/or pricing supplements that we may file from time to time.

ii

ADDITIONAL INFORMATION ABOUT THE BANK AND THE NOTES
The Bank has filed a registration statement (including a prospectus) with the SEC for the offering for which this underlier supplement relates. You should read this underlier supplement together with the prospectus dated February 26, 2025 relating to our notes (the “accompanying prospectus”) and any other documents related to the notes that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.
Our Central Index Key, or CIK, on the SEC Website is 0000947263.
You should rely only on the information incorporated by reference or provided in this underlier supplement, the accompanying prospectus and any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.
Licenses
Unless otherwise specified in the applicable supplement, the Bank has contracted with the sponsor or publisher of the index to which your notes may be linked for the rights to use such index and certain associated trademarks or service marks for such index. The Bank generally obtains these licenses either on an individual basis for a particular offering of notes or for a term of years. Although the Bank anticipates that it will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

RISK FACTORS
You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration with your advisors of the suitability of the notes in light of your particular financial circumstances and the other information included or incorporated by reference in this underlier supplement, any applicable supplement and the prospectus. See the applicable supplements for a discussion of risks relating to the notes.
INDICES
The Dow Jones Industrial Average®
All information contained in this underlier supplement regarding the Dow Jones Industrial Average® (“INDU”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). INDU is calculated, maintained and published by S&P Dow Jones Indices. S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue the publication of, INDU. INDU is reported by Bloomberg L.P. under the ticker symbol “INDU”.
Additional information regarding the Dow Jones Industrial Average, including its component stocks, sector and country and weightings, may be obtained the following website: spglobal.com/spdji/en/indices/equity/dow-jones-industrial-average/#overview.  We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
INDU is a price-weighted index composed of 30 stocks that measures the performance of some of the largest U.S. companies. The stocks are selected at the discretion of an Averages Committee comprised of three representatives of S&P Dow Jones Indices and two representatives of The Wall Street Journal (the “WSJ”). While stock selection is not governed by quantitative rules, a stock typically is added to INDU only if the Averages Committee believes the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Since INDU is price weighted, the Averages Committee evaluates stock price when considering a company for inclusion. The Averages Committee monitors whether the highest-priced stock in the index has a price more than 10 times that of the lowest. Maintaining adequate sector representation within INDU is also a consideration in the selection process. Each company should be incorporated and headquartered in the U.S. and a plurality of such company’s revenue should be derived from the U.S.  Except for the Global Industry Classification Standard (GICS) Transportation Industry Group from the Industrials Sector and the Utilities Sector, which are covered by the Dow Jones Transportation Average and the Dow Jones Utility Average, respectively, INDU includes constituents from a variety of sectors. INDU was first calculated on May 26, 1896 with a base value of 40.94 and twelve component stocks.
S&P Dow Jones Indices intends for INDU to serve as a measure of the entire U.S. market, and therefore the economy, and INDU is not limited to traditionally defined industrial stocks. Changes in the composition of INDU are made on an as-needed basis by the Averages Committee without consultation with the component companies represented in INDU, any stock exchange, any official agency or us. There is no annual or semi-annual reconstitution and changes in response to corporate actions and market developments can be made at any time. In order to maintain continuity, changes to the index stocks included in INDU tend to be made infrequently and generally occur only after a component company goes through a major change, such as a shift in its core business, corporate acquisition, or merger. Index reviews do not occur on any established or regular schedule, but only when corporate events with respect to a component stock require it. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of INDU may be changed at any time for any reason. Constituent changes are typically announced one to five days before they are scheduled to be implemented.
Components with more than one listing of common stock outstanding will only be represented by their designated listing, which is the share class with both the highest one-year (or all available data if less than one year of trading data is available as of the reference date, as defined below) trading liquidity (as defined by median daily value traded) and largest float-adjusted market capitalization. All other share classes are referred to as secondary listings. When the liquidity and market capitalization indicators are in conflict, S&P Dow Jones Indices analyzes the relative differences between the two values, placing a greater importance on liquidity. Once established, the designated listing is only changed if both the liquidity and market capitalization of a secondary listing exceed the liquidity and market capitalization of the designated listing by more than 20%. If only one measure exceeds 20%, S&P Dow Jones Indices analyzes the data as described above to determine if the designated listing should be changed. Otherwise, the designated listing remains unchanged.
INDU is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of INDU is the sum of the primary exchange prices of each of the 30 common stocks included in INDU, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for any price impacting corporate action on one of its member stocks; this includes price adjustments, special dividends, stock splits, rights offerings, constituent additions and constituent deletions. The current divisor of INDU is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating INDU, no assurance can be given that Dow Jones Indices will not modify or change this methodology in a manner that may affect the return on your notes. In addition to its daily governance of indices and maintenance of INDU methodology, at least once within any 12 month period, the Averages Committee reviews INDU methodology to ensure INDU continues to achieve the stated objective, and that the data and methodology remain effective. Where any index component stock price is unavailable on any trading day, the sponsor will generally use the last reported price for such component stock.
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in INDU. Certain corporate actions require Dow Jones Indices to make an adjustment to the divisor to prevent the value of INDU from changing as a result of the corporate action. Corporate actions are applied after the close of trading on the day prior to the ex-date. Several types of corporate actions, and their related adjustments, are listed in the table below.
Corporate Action	Adjustment Made to Dow Jones Industrial Average	Divisor Adjustment?
Spin-off
The price of the parent company is adjusted to the price of the parent company minus the price of the spun-off company/share exchange ratio. Any potential impacts on index constituents from a spin-off are evaluated by the Averages Committee on a case by case basis.
Yes
Rights Offering	The price is adjusted according to the terms of the rights offering.	Yes
Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split.	Yes
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	Index does not use a number of shares or investable weight factors – no impact	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change
Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will be replaced on the effective date of the drop. In the case of a zero price spin-off, the spun-off company is not replaced.
Yes

Recalculation Policy
S&P Dow Jones Indices reserves the right to recalculate INDU under certain limited circumstances. S&P Dow Jones Indices may choose to recalculate and republish INDU if it is found to be incorrect or inconsistent within two trading days of the publication of the index level in question for one of the following events:
1.	Incorrect or revised closing price of a stock on a given day
2.	Missed or misapplied corporate event
3.	Incorrect application of an index methodology;
4.	Late announcement of a corporate event; or
5.	Incorrect calculation or data entry error.
Late information that does not impact the divisor is applied at the earliest opportunity S&P Dow Jones Indices becomes aware of the event. Late information impacting the divisor results in a correction and reposting within two trading days. All errors due to S&P Dow Jones Indices’ mistakes (e.g., data entry, methodology misapplication, etc.) are corrected and reposted, provided the error is identified within two trading days. Any other restatements or recalculations beyond two trading days will be determined by the Averages Committee, which will review the possible market impact or disruption of such recalculations.
Unexpected Exchange Closures
An unexpected exchange closure is when an exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P Dow Jones Indices is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P Dow Jones Indices’ decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P Dow Jones Indices also uses 3:00 PM ET as the cutoff.
If all exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P Dow Jones Indices will take the following actions:
Market Disruption Prior to Open of Trading
(i)
If all exchanges indicate that trading will not open for a given day, S&P Dow Jones Indices will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P Dow Jones Indices will begin index calculation when the exchanges open.
Market Disruption Intraday
If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on the NYSE Rule 123C hierarchy. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed for use by S&P Dow Jones Indices LLC. Dow Jones®, DJIA®, The Dow® and INDU are trademarks of Dow Jones and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by us.  INDU is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones”).  S&P Dow Jones make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of INDU to track general market performance.  S&P Dow Jones’ only relationship to us with respect to INDU is the licensing of INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones and/or its third party licensors.  INDU is determined, composed and calculated by S&P Dow Jones without regard to us or the notes.  S&P Dow Jones have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating INDU.  S&P Dow Jones are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P Dow Jones have no obligation or liability in connection with the administration, marketing or trading of the notes.  There is no assurance that investment products based on INDU will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of INDU.  It is possible that this trading activity will affect the value of the notes.
S&P DOW JONES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDU OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES.

The EURO STOXX 50® Index
All information contained in this underlier supplement regarding the EURO STOXX 50® Index (the “EURO STOXX 50 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, which we refer to below as STOXX. The SX5E is calculated, maintained and published by STOXX Limited, which we refer to herein as STOXX. STOXX has no obligation to continue to publish, and may discontinue the publication of, the SX5E. The SX5E is reported by Bloomberg L.P. under the ticker symbol “SX5E”.
Additional information (including information about constituent, sector and geographic weightings) regarding the SX5E, including information about its component stocks, sector and country weightings, may be obtained the following website: stoxx.com. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
The SX5E is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the SX5E trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. Companies allocated to a Eurozone country but not traded in Euros are not eligible for inclusion in the SX5E.
The SX5E was created by and is sponsored and maintained by STOXX. Publication of the SX5E began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The level of the SX5E is disseminated on the STOXX website.
Composition of the SX5E
The SX5E is composed of 50 component stocks chosen by STOXX from the 20 EURO STOXX Supersector indices, which represent the Eurozone portion of the STOXX Europe 600 Supersector indices. The supersectors from which stocks are selected for the SX5E may be found on the STOXX website. Stocks from each supersector are not necessarily included at a given time.
Component Selection
The composition of the SX5E is reviewed by STOXX annually in September. Within each of the 20 EURO STOXX Supersector indices, the respective component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current SX5E components are then added to the selection list. The stocks on the selection list are then ranked by free-float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the SX5E contains 50 stocks. In exceptional cases, the STOXX Management Board may make additions and deletions to the selection list.
Ongoing Maintenance of Component Stocks
The component stocks of the SX5E are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the SX5E due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.
The component stocks of the SX5E are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. Additionally, any component stocks that are not traded for 10 trading days, are suspended from trading for 10 consecutive days or more and have not announced a resumption trading date, are officially delisted or are the subject of ongoing bankruptcy proceedings will be deleted from the SX5E. The highest-ranked non-component stock will replace the existing component stock. The SX5E is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.
A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. Generally, non-surviving stock(s) are deleted at the last traded price of the security. If any non-surviving stock is not trading anymore (delisted or suspended before its deletion), a new artificial price based on the acquisition/merger terms is calculated and the company is kept/deleted with this price instead of the last traded one. For the calculation of the artificial price only ordinary cash and stock terms will be used. Other instruments such as contingent value rights will not be considered. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the upper buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.
The free float factors and outstanding number of shares for each component stock that STOXX uses to calculate the SX5E, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the SX5E’s total free float market capitalization. The free float factor reduces the component stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares).
Index Calculation
STOXX calculates the SX5E using the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the SX5E. The formula for calculating the SX5E value can be expressed as follows:
Level of the SX5E = Free Float Market Capitalization / Divisor
The “free float market capitalization” as used in this description of the SX5E is equal to the sum of the product of the price, the number of shares, the free float factor and the weighting cap factor for each component stock as of the time the SX5E is being calculated. The component stocks trade in Euros and thus, no currency conversion is required. Where any component stock price is unavailable on any trading day, STOXX will generally use the last reported price for such component stock.
In case the investability and tradability of the index and index based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:
•	application of expert judgment for index component pricing data,
•	adjustment of operational procedures,
•	postponement of index adjustments,
•	adjustment of selection lists,
•	change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or
•	adjustment of index compositions.

EURO STOXX 50 Index Divisor
The SX5E is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the level of the SX5E. STOXX adjusts the divisor for the EURO STOXX 50® Index to maintain the continuity of index values across changes due to corporate actions, including special cash dividends, splits and reverse splits, rights offerings, stock dividends, return of capital and share consolidation, repurchase of shares / self-tender, spin-offs, combination stock distributions (dividend or split) and rights offering, addition/deletion of a company, and free float and shares changes. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio.
Divisor Adjustments
STOXX adjusts the divisor for the SX5E to maintain the continuity of the SX5E values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the component stock will receive “B” new shares for every “A” share held (where applicable) and assuming that the version of the index to which your notes are linked is the price return version. All adjusted prices consider withholding taxes, where applicable, based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.
(1)	Special cash dividend:
New Adjusted price = closing price on the day before the ex-date – dividend announced by the company * (1- withholding tax if applicable)
Divisor: decreases
(2)	Split and reverse split:
New Adjusted price = closing price on the day before the ex-date * A / B
New number of shares =  number of shares on the day before the ex-date * B / A
Divisor: no change
(3)	Rights offering:
New Adjusted price = (closing price on the day before the ex-date * A + subscription price * B) / (A + B)
New number of shares = number of shares on the day before the ex-date * (A + B) / A
Divisor: increases
If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.
If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in-the-money. The average value between lower and upper range will be used as a subscription price.
A rights offering is considered to be a highly dilutive rights issue if the share ratio is larger than or equal to 200% (B/A > 2). If a highly dilutive rights issuance is fully underwritten, it will be implemented as described above.
If a highly dilutive rights issuance is not fully underwritten and the rights are tradable on the ex-date on the same eligible stock exchange as the parent company:
•	The rights will be included into the indices with a theoretical price on the ex-date;
•	The rights issue shares will have the same parameters as the parent company;
•	The rights will be removed at the close of the day they start to trade based on its closing price; and
•
If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

If a highly dilutive rights issuance is not fully underwritten and the rights are not tradable on the ex-date on the same eligible stock exchange as the parent company:

•	The rights will be included into the indices with a theoretical price on the ex-date;
•	The rights issue shares will have the same parameters as the parent company;
•	The rights will be removed on the effective date at close, using a price of 0.0000001 in local currency; and
•
If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

(4)	Stock dividend:
New Adjusted price = closing price on the day before the ex-date * A / (A + B)
New number of shares = number of shares on the day before the ex-date * (A + B) / A
Divisor: no change
(5)	Stock dividend from treasury stock if treated as extraordinary dividend:
Adjusted close = closing price on the day before the ex-date – closing price on the day before the ex-date * B / (A + B)
Divisor: decreases
(6)	Stock dividend (from redeemable shares) if treated as extraordinary dividend:
Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case redeemable shares are considered as:
•	A separated share line with a fixed price
•	Ordinary shares that are self-tendered on the same ex-date
Adjusted close = closing price on the day before the ex-date – closing price on the day before the ex-date * B / (A + B)
Divisor: decreases
(7)	Stock dividend of another company:
New Adjusted price = [(closing price on the day before the ex-date * A) – [(1– withholding tax) * price of other company * B)]] / A
Divisor: decreases
(8)	Return of capital and share consolidation:
New Adjusted price = [closing price on the day before the ex-date – capital return announced by company * (1– withholding tax)] * A / B
New number of shares = number of shares on the day before the ex-date * B / A
Divisor: decreases
(9)	Repurchase of shares / self-tender:
New Adjusted price = [(closing price on the day before the ex-date * old number of shares on the day before the ex-date) – (tender price * number of tendered shares)] / (adjusted number of shares)
New number of shares = number of shares on the day before the ex-date – number of tendered shares
Divisor: decreases
(10)	Spin-off:
New Adjusted price = (closing price on the day before the ex-date * A – price of spin–off shares * B) / A
New number of shares for the spun-off company = number of shares on the day before the ex-date * B / A
Divisor: no change
(11)	Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held; and
If A is not equal to one, all the following “new number of shares” formulae need to be divided by A.
If rights are applicable after stock distribution (one action applicable to another):
New Adjusted price = [closing price on the day before the ex-date * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
New number of shares = number of shares on the day before the ex-date * [(A + B) * (1 + C / A)] / A
Divisor: increases
If stock distribution is applicable after rights (one action applicable to another):
New Adjusted price = (closing price on the day before the ex-date * A + subscription price * C) / [(A + C) * (1 + B / A)]
New number of shares = number of shares on the day before the ex-date * [(A + C) * (1 + B / A)]
Divisor: increases
Stock distribution and rights (neither action is applicable to the other):
New Adjusted price = (closing price on the day before the ex-date * A + subscription price * C) / (A + B + C)
New number of shares = number of shares on the day before the ex-date * (A + B + C) / A
Divisor: increases.
(12)	Addition/deletion of a company:
No price adjustments are made. The change in market capitalization determines the divisor adjustment.
If the change in market capitalization between added and deleted companies of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.
(13)	Free float and shares changes:
No price adjustments are made. The change in market capitalization determines the divisor adjustment.
If the change in market capitalization of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.
The SX5E is the intellectual property of STOXX, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The notes or other financial instruments based on the SX5E are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.
License Agreement
We have entered into a non-exclusive license agreement with STOXX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by STOXX (including the SX5E) in connection with certain securities, including the notes offered hereby.
The license agreement between us and STOXX requires that the following language be stated in this document:
STOXX has no relationship to us, other than the licensing of the SX5E and the related trademarks for use in connection with the notes.  STOXX does not:
•	sponsor, endorse, sell, or promote the notes;
•	recommend that any person invest in the notes offered hereby or any other securities;
•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the notes;

•	have any responsibility or liability for the administration, management, or marketing of the notes; or
•	consider the needs of the notes or the holders of the notes in determining, composing, or calculating the SX5E, or have any obligation to do so.
STOXX will not have any liability in connection with the notes.  Specifically:
•	STOXX does not make any warranty, express or implied, and disclaims any and all warranty concerning:
•	the results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the SX5E and the data included in the SX5E;
•	the accuracy or completeness of the SX5E and its data;
•	the merchantability and the fitness for a particular purpose or use of the SX5E and its data;
•	STOXX will have no liability for any errors, omissions, or interruptions in the SX5E or its data; and
•	Under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX knows that they might occur.
The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of the notes or any other third parties.

The EURO STOXX® Banks Index
All information contained in this underlier supplement regarding the EURO STOXX® Banks Index (the “SX7E”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, which we refer to below as STOXX. The SX7E is calculated, maintained and published by STOXX, which we refer to herein as STOXX. STOXX has no obligation to continue to publish, and may discontinue the publication of, the SX7E. The SX7E is reported by Bloomberg L.P. under the ticker symbol “SX7E”.
Additional information (including information about constituent, sector and geographic weightings) regarding the SX7E, including information about its component stocks, sector and country weightings, may be obtained the following website: stoxx.com. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
The SX7E is a free-float market capitalization-weighted index that tracks the companies in the Banks supersector of the STOXX Europe 600 Index (the “STOXX Europe 600 Index”) from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The SX7E was created by and is sponsored and maintained by STOXX, which we refer to herein as STOXX.
The SX7E was created by and is sponsored and maintained by STOXX. Publication of the SX7E began on June 15, 1998, based on an initial index value of 100 at December 31, 1991. The level of the SX7E is disseminated on the STOXX website.
Each stock in the STOXX Europe 600 Index is assigned to one of 20 supersectors, as defined by the Industry Classification Benchmark (“ICB”), based on sources of primary revenue. Only those constituents of the STOXX Europe 600 Index that are assigned to the Banks supersector and are from the 11 Eurozone countries listed above are included in the SX7E. Supersector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.
Except as otherwise described herein, the SX7E is calculated and maintained on the same basis as the STOXX Europe 600 Index, which is described under “—STOXX Europe 600 Index” below.
STOXX Europe 600 Index
The STOXX Europe 600 Index, which we also refer to in this description as the “index”:
•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first published on June 15, 1998, based on an initial index value of 100 as of December 31, 1991; and
•	was created and is sponsored and maintained by STOXX.
The STOXX Europe 600 Index is a free-float capitalization-weighted index of 600 stocks. The STOXX Europe 600 Index is designed to provide a broad yet investable representation of the largest (by free-float market capitalization) companies of 17 European countries (Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom) and contains a fixed number of 600 components with a weighting cap of 20%. The level of the STOXX Europe 600 Index is disseminated on the STOXX website. STOXX is under no obligation to continue to publish the STOXX Europe 600 Index and may discontinue publication of the STOXX Europe 600 Index at any time.
Component Selection of the STOXX Europe 600 Index
The composition of the STOXX Europe 600 Index is reviewed by STOXX quarterly and changes are typically implemented on the third Friday of every March, June, September and December, with effect on the next trading day. If the third Friday of the relevant month is not a trading day, then the implementation occurs on the next trading day, with effect on the following trading day. In connection with the quarterly review, the eligible stocks in the STOXX® Europe Total Market Index are ranked in terms of free-float market capitalization to produce the selection list for the STOXX Europe 600 Index. The STOXX® Europe Total Market Index consists of the top 95% (subject to applicable buffer rules) by free-float market capitalization of the total equity having a country assignment in one of the 17 European countries listed above (based on the country of incorporation and the primary listing of the security).
The selection list for the STOXX Europe 600 Index is updated and published on a monthly basis according to the review component selection process in case a replacement is needed for a deletion. To create the selection list for the STOXX Europe 600 Index, for each company having more than one eligible class of stock, only the most liquid class is eligible, and a liquidity screen of a 3-month average daily trading volume of greater than one million Euros is applied to the eligible stocks. The eligible stocks remaining after application of the liquidity screen are ranked by their free-float market capitalizations.
At the quarterly review, the largest 550 stocks on the selection list qualify for selection for the STOXX Europe 600 Index. The remaining 50 stocks for the STOXX Europe 600 Index are selected from the current components ranked between 551 and 750 that meet all of the criteria (including the liquidity screen). If the number of stocks selected is still below 600, the largest (by free-float market capitalization) stocks on the selection list are selected until there are 600 stocks.
Ongoing Maintenance of the STOXX Europe 600 Index
The component stocks of the STOXX Europe 600 Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the STOXX Europe 600 Index due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.
Any component stocks that are not traded for 10 trading days, are suspended from trading for 10 consecutive days or more and have not announced a resumption trading date, are officially delisted or are the subject of ongoing bankruptcy proceedings will be deleted from the STOXX Europe 600 Index. A deleted stock is replaced by the highest-ranked non-component on the selection list in the STOXX Europe Total Market Index to maintain the fixed number of stocks in the STOXX Europe 600 Index.
In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition to the STOXX Europe 600 Index if it is equal to or above 550 on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks. Additions and deletions in connection with a quarterly review are announced on the first trading day of the review implementation month.
The free-float factors and outstanding number of shares for each index stock that STOXX uses to calculate the STOXX Europe 600 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. These changes are announced five trading days before they are implemented. Certain extraordinary adjustments to the factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. The free-float factor reduces the index stock’s number of shares to the actual amount available on the market. All holdings that are larger than or equal to five percent of the total outstanding number of shares and held on a long-term basis are excluded from the STOXX Europe 600 Index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares). In addition, the weight of each component in the STOXX Europe 600 Index is capped at 20% of the STOXX Europe 600 Index’s total free-float market capitalization.

Calculation of the STOXX Europe 600 Index
STOXX calculates the STOXX Europe 600 Index using the “Laspeyres formula,” which measures the aggregate price changes in the index stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the STOXX Europe 600 Index. The formula for calculating the STOXX Europe 600 Index value can be expressed as follows:
Free-Float Market Capitalization of the STOXX Europe 600 Index
STOXX Europe 600 Index =	Divisor
The “free-float market capitalization of the STOXX Europe 600 Index” is equal to the sum of the product of the price, the number of shares, the free-float factor and the weighting cap factor for each index stock as of the time the STOXX Europe 600 Index is being calculated. Where any index component stock price is unavailable on any trading day, the sponsor will generally use the last reported price for such component stock. If an index stock trades in a currency other than euros, its stock price is converted into Euros using the midpoint between the latest real-time bid and ask prices for that currency. The closing index level is calculated by converting non-Euro stock prices to Euros using fixed foreign exchange rates (WM fixed exchange rates).
In case the investability and tradability of the STOXX Europe 600 Index and index-based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:
•	application of expert judgment for index component pricing data,
•	adjustment of operational procedures,
•	postponement of index adjustments,
•	adjustment of selection lists,
•	change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or
•	adjustment of index compositions.
STOXX Europe 600 Index Divisor
The STOXX Europe 600 Index is calculated using a divisor that helps to maintain the continuity of the STOXX Europe 600 Index’s value so that corporate actions do not artificially increase or decrease the level of the STOXX Europe 600 Index. The divisor is calculated by starting with the previous divisor in effect for the STOXX Europe 600 Index (which we call the “original divisor value”) and multiplying it by a fraction, the numerator of which is the previous free-float market capitalization of the STOXX Europe 600 Index, plus or minus the difference between the closing market capitalization of the STOXX Europe 600 Index and the adjusted closing market capitalization of the STOXX Europe 600 Index, and the denominator of which is the previous free-float market capitalization of the STOXX Europe 600 Index. The adjusted free-float market capitalization is calculated for stocks of companies that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free-float market capitalization calculated with adjusted closing prices, the new number of shares, and the new free-float factor minus the free-float market capitalization calculated with that stock’s original closing price, number of shares, and free-float factor, in each case as used in calculating the original divisor value. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is effective. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Management Board.
Divisor Adjustments
STOXX adjusts the divisor for the STOXX Europe 600 Index to maintain the continuity of the index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all STOXX Europe 600 Index components and equal an investment into the portfolio. The following is a summary of the adjustments to any index stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the index stock will receive “B” new shares for every “A” share held (where applicable). All adjusted prices consider withholding taxes, where applicable, based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.
(1)            Special cash dividend:
New adjusted price = closing price on the day before the ex- date – dividend announced by the company * (1 - withholding tax)
Divisor: decreases
(2)            Split and reverse split:
New adjusted price = closing price on the day before the ex- date * A / B
New adjusted number of shares = number of shares on the day before the ex-date * B / A
Divisor: unchanged
(3)            Rights offering:
New adjusted price = (closing price on the day before the ex- date * A + subscription price * B) / (A + B)
New adjusted number of shares = number of shares on the day before the ex-date * (A + B) / A
Divisor: increases
If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.
If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.
A rights offering is considered as a highly dilutive rights issue when the share ratio is larger than or equal to 200% but smaller than 2000% (20 > B/A ≥ 2).
If the rights are tradable on the ex-date on the same eligible stock exchange as the parent company:
•	The rights will be included into the STOXX Europe 600 Index with a theoretical price on the ex-date with the same parameters as the parent company.
•	The rights will be removed at the close of the day they start to trade based on its closing price.
•
If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

If the rights are not tradable on the ex-date or not tradable on the ex-date on the same eligible stock exchange as the parent company:
•	Only a price adjustment will be applied.
•
If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

A rights offering is considered as an extremely dilutive rights issue when the share ratio is larger than or equal to 2000% (B/A ≥ 20).
Extremely dilutive rights issues with a sufficient notice period (STOXX is able to announce index changes with two trading days’ notice) are treated as follows:
STOXX will announce the deletion of the company from all indices following the standard rules for index replacements. The company may enter the indices again at the next periodic index review, but only after the new shares have been listed.
Extremely dilutive rights issues without a sufficient notice period are treated as highly dilutive rights issues.
(4)            Stock dividend:
New adjusted price = closing price on the day before the ex- date * A / (A + B)
New adjusted number of shares = number of shares on the day before the ex-date * (A + B) / A
Divisor: unchanged
(5)            Stock dividend from treasury stock if treated as extraordinary dividend:

New adjusted price = closing price on the day before the ex- date – closing price on the day before the ex- date * B / (A + B)
Divisor: decreases
(6)            Stock dividend (from redeemable shares) if treated as extraordinary dividend.
Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case redeemable shares are considered as:
•	A separated share line with a fixed price
•	Ordinary shares that are self-tendered on the same ex-date
New adjusted price = closing price on the day before the ex- date - closing price on the day before the ex- date * B / (A + B)
Divisor: decreases

(7)            Stock dividend of another company:
New adjusted price = [(closing price on the day before the ex- date * A) – [(1 – withholding tax) * price of other company * B]] / A
Divisor: decreases
(8)            Return of capital and share consolidation:
New adjusted price = [closing price on the day before the ex- date – capital return announced by company * (1– withholding tax)] * A / B
New adjusted number of shares = number of shares on the day before the ex-date * B / A
Divisor: decreases
(9)            Repurchase of shares / self-tender:
New adjusted price = [(closing price on the day before the ex- date * number of shares on the day before the ex-date) – (tender price * number of tendered shares)] / new adjusted number of shares
New adjusted number of shares = number of shares on the day before the ex-date – number of tendered shares
Divisor: decreases
(10)            Spin-off:
New adjusted price of parent company = (closing price on the day before the ex- date * A – price of spun-off shares * B) / A
New number of shares for the spun-off company = number of shares on the day before the ex-date of parent company * B
Divisor: unchanged on ex-date
(11)            Combination of stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.
If A is not equal to one, all the following “new number of shares” formulas need to be divided by A.
If rights are applicable after stock distribution (one action applicable to another):
New adjusted price = [closing price on the day before the ex- date * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
New adjusted number of shares = number of shares on the day before the ex-date * [(A + B) * (1 + C / A)] / A
Divisor: increases
If stock distribution is applicable after rights (one action applicable to another):
New adjusted price = (closing price on the day before the ex- date * A + subscription price * C) / [(A + C) * (1 + B / A)]

New adjusted number of shares = number of shares on the day before the ex-date * (A + C) * (1 + B / A)
Divisor: increases
Stock distribution and rights (neither action is applicable to the other):
New adjusted price = (closing price on the day before the ex- date * A + subscription price * C) / (A + B + C)
New adjusted number of shares = number of shares on the day before the ex-date * (A + B + C) / A
Divisor: increases
(12)            Addition/deletion of a company
No price adjustments are made. The change in market capitalization determines the divisor adjustment.
If the change in market capitalization between added and deleted companies of the STOXX Europe 600 Index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.
(13)            Free float and shares changes
No price adjustments are made. The change in market capitalization determines the divisor adjustment.
If the change in market capitalization of the STOXX Europe 600 Index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.
The SX7E and the STOXX Europe 600 Index is the intellectual property of STOXX, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The notes or other financial instruments based on the EURO STOXX® Banks Index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.
License Agreement
TD has entered into a non-exclusive license agreement with STOXX, which grants TD a license in exchange for a fee to use the Index in connection with the issuance of certain securities, including the notes.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to TD, other than the licensing of the Index and the related trademarks for use in connection with the notes.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote the notes;
•	recommend that any person invest in the notes or any other financial products;
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;
•	have any responsibility or liability for the administration, management or marketing of the notes; and
•	consider the needs of the notes or the owners of the notes in determining, composing or calculating the Index or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise) in connection with the notes or their performance. STOXX does not assume any contractual relationship with the purchasers of the notes or any third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not make any warranty, express or implied, and disclaim any and all warranty about:
o	the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the Index and the data included in the Index;
o	the accuracy, timeliness, and completeness of the Index or its data;
o	the merchantability and the fitness for a particular purpose or use of the Index or its data; and
o	the performance of the notes generally

•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any
•	liability, for any errors, omissions or interruptions in the Index or its data; and
•
under no circumstances will Deutsche Börse Group and their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Index or its data or generally in relation to the notes, even in circumstances where STOXX, Deutsche Börse Group and their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement between TD and STOXX is solely for their benefit, and not for the benefit of the owners of the notes or any other third parties.

The FTSE 100® Index
All information contained in this underlier supplement regarding the FTSE 100® Index (the “UKX”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, a company owned by the London Stock Exchange Companies (as used in this description of the UKX, the “Exchange”) that we refer to below as FTSE Russell. The UKX is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, the UKX. The UKX is reported by Bloomberg L.P. under the ticker symbol “UKX”.
Additional information regarding the UKX, including information about its component stock and sector weightings, may be obtained the following website: ftse.com/products/indices/uk. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
The UKX is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue chip companies traded on the London Stock Exchange. The UKX was developed with a base level of 1,000 as of December 30, 1983.
Composition and Selection Criteria for the UKX
The UKX consists of the 100 largest U.K.-listed blue chip companies, based on full market capitalization, that pass screening tests for free-float and liquidity. The UKX is reviewed on a quarterly basis in March, June, September and December based on data at the end of day on the Tuesday before the first Friday of the review month. The FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee, which we refer to as the “Committee”, meets quarterly to approve the constituents of the index. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiration of the Intercontinental Exchange Futures Europe futures and options contracts.
Eligibility Standards
Only equity shares, listed on the equity shares (commercial companies) or closed-ended investment fund categories, as defined by the Financial Conduct Authority in its Listing Rules Sourcebook, are eligible for inclusion in the UKX. For the avoidance of doubt, sovereign controlled commercial companies listed on the equity shares (commercial companies) are eligible.
Equity shares listed on the following categories are not eligible:
•	Equity shares (international commercial companies secondary listing)
•	Equity shares (transition)
•	Equity shares (shell companies)
•	Non-equity shares and non-voting equity shares
Eligible stocks must pass free-float and liquidity screens before being included in the index.
Free-Float Screen — With regard to free-float, a stock must have a minimum free float (as described below) of 10% if the issuing company is incorporated in the United Kingdom and 25% if it is a non-United Kingdom incorporated company. A new company may be initially included in the index with a free float outside of the above parameters so long as it has an initial free float above 5% and it is expected to meet the minimum free float requirements within 12 months of its first day of trading.
Foreign Ownership Restrictions and Minimum Headroom Requirement — For the avoidance of doubt, a stock which restricts the number of shares that a UK investor can hold may be included in the UKX with an investability weight equal to the foreign ownership limit. However, the actual calculated free float will be referenced to determine if the stock meets the minimum free float criteria for index eligibility.
Minimum Voting Rights Screen — Companies are required to have greater than 5% of the company’s voting rights (aggregated across all its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. The voting rights screen is applied to any potential new constituents on a quarterly basis, and existing constituents will be tested on an annual basis in conjunction with the June review. Current constituents who do not meet this requirement will be removed from the UKX.
Liquidity Screen — With regard to liquidity, each eligible stock is tested for liquidity annually in June by calculating its median daily trading per month. When calculating the median of daily trades per month of any security, a minimum of 5 trading days in each month must exist, otherwise the month is excluded from the test. Liquidity is tested from the first business day in May of the previous year to the last business day of April. The median trade is calculated by ranking each daily trade total and selecting the middle-ranking day. Any period of suspension is not included in the test. Where a security has a market quote in multiple currencies, only volume data from the eligible Sterling quote will be used in the liquidity test. The liquidity test is applied on a pro-rata basis where the testing period is less than 12 months. A stock not presently included in the UKX that does not turnover at least 0.025% of its shares in issue (after application of any investability weightings) based on its median daily trade per month in at least ten of the 12 months prior to the annual index review in June will not be eligible for inclusion until the next annual review. An existing constituent failing to trade at least 0.015% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for at least eight of the 12 months prior to the annual index review will be removed from the UKX and will not be eligible for inclusion until the next annual review. New issues or newly eligible securities must have a minimum trading record of at least 20 trading days prior to the review date and new issues must turnover at least 0.025% of their shares in issue (after the application of any investability weightings) based on their median daily trade each month, on a pro-rata basis since eligible category listing or UK Nationality allocation date if non-UK incorporated.
For new issues or newly eligible securities with multiple eligible exchange listings, a liquidity test is required to determine nationality assignment. The securities will be tested from the first day of unconditional dealings on the eligible category listing until the business day proceeding the nationality screen cut-off date. A security must demonstrate that it would pass the FTSE UK Index Series liquidity test (on a pro-rata basis) to be assigned UK nationality.
Once a UK nationality has been assigned, for the purposes of FTSE UK Index Series inclusion, liquidity will be tested up to the index review cut-off date. They must turn over at least 0.0250% of their shares in issue (after the application of any investability weightings) based on their monthly median each month, on a pro-rata basis since the first day of unconditional dealings on the eligible category listing (where UK incorporated) or since the date of UK nationality assignment (where non-UK incorporated). A nationality assignment will be reviewed in the event that the country with greatest liquidity of an existing constituent is different to that assigned for two consecutive years. The eligible exchanges of listing will be reviewed using 12 month volume data up to the business day proceeding the nationality screen cut-off date. For the avoidance of doubt, country of greatest liquidity is determined by comparing each of the monthly liquidity test percentage results for a 12-month testing period. If as a result of the above, there is an even split (e.g., each country has 6 months where it exhibits greatest monthly median liquidity percentage when tested over a 12 month testing period), the following treatment shall apply: (i) an existing constituent will retain its current nationality and (ii) a new issue or newly eligible company will have its nationality assignment based on the country which exhibits the greatest liquidity using the latest three months of volume data.
For the avoidance of doubt, where a security has multiple eligible exchange listings and one or more listings has less than 12 months of available trading record, the liquidity test will use the maximum volume data available for each individual listing. A nationality assignment will be reviewed should a company make a change to its circumstances (e.g., a change in incorporation or adoption of an additional listing). The evolution of liquidity may be reviewed for a minimum period of three months up to a maximum period of up to 12 months. The country of greatest liquidity will be assessed as detailed above. At the conclusion of this review, the nationality of the company will either be retained or changed. For the avoidance of doubt, once nationality has been confirmed, liquidity would then need to be greatest in another location for two consecutive years to trigger a switch in nationality (or until current location fails the liquidity test).
Price — With regard to price, the Committee must be satisfied that an accurate and reliable price exists for purposes of determining the market value of a company. To be eligible for inclusion in the UKX, a stock must have a full listing on the London Stock Exchange with a Sterling-denominated price on SETS (SETS is the London Stock Exchange’s trading service for, among other securities, those included in the UKX).
Market Capitalization Ranking — Eligible stocks that pass the free-float and liquidity screens and that have an accurate and reliable price are ranked by the Committee according to their market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded. Only the quoted equity capital of a constituent company will be included in the calculation of its market capitalization. Where a company has two or more classes of equity, secondary lines will be included in the calculation of the market capitalization of the company only if those lines are significant and liquid. For companies with a dual class share structure, the unlisted specified weighted voting rights shares will not be included in the calculation of the company’s full market capitalization for ranking purposes. The Committee will add a stock to the UKX at the quarterly review if it has risen to 90th place or above on the full market capitalization rankings and will delete a stock at the quarterly review if it has fallen to 111th place or below on these rankings. Market capitalization rankings are calculated using data as of the close of business on the day before the review. For the avoidance of doubt, the full and investable market capitalizations at the quarterly review cut-off date will be used to evaluate eligibility and index membership. However, free float and shares in issue updates which are due to be implemented on the review effective date will not be included in such calculation.
100 Constituent Limitation — The UKX always contains 100 constituents. If a greater number of companies qualify to be inserted in the index than qualify to be removed, the lowest ranking constituents of the index will be removed so that the total number of stocks remains at 100 following inclusion of those that qualify to be inserted. Likewise, if a greater number of companies qualify to be removed than to be inserted at the quarterly review, securities of the highest ranking companies that are then not included in the UKX will be inserted to match the number of companies being removed, in order to maintain the total at 100.
Minimum Voting Rights Screen — A company is required to have greater than 5% of its voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders. The voting rights screen is applied to any potential new constituents on a quarterly basis and existing constituents are tested on an annual basis in conjunction with the June review.
Calculation of the UKX
The UKX is a market capitalization weighted index. This means that the price movement of a larger company (that is, one representing larger percentage of the index) will have a greater effect on the price of the index than will the price movement of a smaller company (that is, one representing a smaller percentage of the index).
The value of the UKX is represented by a fraction, (a) the numerator of which is the sum of the product of (i) the price of each component stock, (ii) the number of shares issued for each such component and (iii) a free float factor for each such component (described more fully below), and (b) the denominator of which is a divisor. The divisor represents the total issued share capital of the index on the base date; the divisor may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the index.
As noted above, a free float factor is applied to each index component. By employing this approach, FTSE Russell uses the investable market capitalization, not the total market capitalization, of each constituent to determine the value of the UKX. Investable market capitalization depends on free float. The following are excluded from free float: shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments); shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated; shares held within employee share plans; shares held by public companies or by non-listed subsidiaries of public companies; shares held by sovereign wealth funds, founders, promoters, former directors, founding venture capital and private equity firms, private companies, individuals (including employees) and shares held by several holders acting in concert where the holding is 10% or greater of the total number of shares in issue; all shares where the holder is subject to a lock-in clause or has a stated incentive to retain the shares (for the duration of that clause or incentive, after which free float changes resulting from the expiration of a lock-in clause or incentive will be implemented at the next quarterly review subject to the expiration date of such lock-in clause or incentive occurring on or prior to the share and float change information cut-off date); shares held by an investor, investment company or an investment fund for publicly announced strategic reasons and shares held by an investor, investment company or an investment fund that has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors or has nominated a current member to the board of directors alongside a shareholder agreement with the company; and shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted. Shares disclosed as being held by a nominee account are typically regarded as free float, unless a restricted shareholder is identified as holding shares through such nominee account, in which case that portion of shares will be restricted from free float. In addition, while portfolio holdings such as pension funds, insurance funds or investment companies will generally not be considered as restricted from free float, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore restricted (and will remain restricted until the holding falls below 30%).
The UKX is recalculated whenever errors or distortions occur that are deemed to be significant. Users of the UKX are notified through appropriate media.
Index Maintenance
The UKX is reviewed quarterly for changes in free float. A constituent’s free float is updated during the June review regardless of the size of the change. At the March, September and December quarterly updates, a constituent with a free float greater than 15% will have its free float updated if it moves by more than 3% above or below the existing free float. A constituent with a free float of 15% or below will be subject to a 1% threshold. Free float changes resulting from corporate events will not be subject to the percentage change requirements, and will be implemented in line with the event. If a constituent is the target of a tender offer but the conditions for removal from the index are not met, FTSE may implement a free float change when (i) the minimum acceptance level as stipulated by the acquirer has been met, (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment, and (iii) all pertinent offer conditions have been reasonably met.
If a merger or takeover results in one index constituent being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the UKX as at the close of the UKX calculation two days prior to the deletion and related index adjustment. If an index constituent is taken over by a non-constituent company, the original constituent will be removed and may be replaced by the acquiring company where eligible for the UKX. Otherwise the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the UKX will serve as the replacement. If a constituent company is split to form two or more companies, both eligible for the UKX, then the resulting companies’ index memberships will be re-assessed in order to rebalance the index back to 100. The full market capitalizations at the close on the first day of trading of the spun-off company will be used to determine the most appropriate index memberships for continued inclusion. The changes will then be applied at market close giving two days’ notice. Consequently, the UKX may have more than 100 companies for three days (more if the spun-off company does not trade on effective date). If the market price of a company resulting from a split is unavailable it may be retained in the index for up to 20 business days and if trading has not commenced, it will be deleted at zero value. If a split results in the inclusion of an ineligible company, then the ineligible company will remain in the UKX for two trading days and then be deleted at the market price. The eligible company will be retained in the UKX as the replacement company and its continued index membership will be reviewed at the next quarterly index review. If a constituent is delisted or ceases to have a firm quotation or is subject to a takeover offer which has been declared wholly unconditional or has ceased to be a viable constituent as defined by the index methodology, it will be removed from the list of constituents and be replaced by the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the UKX.
Adjustments due to mergers and acquisitions are applied to the UKX after the action is determined to be final. In the event that a constituent is being acquired for cash or is delisted subsequent to an index review, such constituent will be removed from the UKX in conjunction with the index review, assuming that the action is determined to be final and a minimum of two days’ notice can be provided.
Between constituents: When mergers and acquisitions take place between companies that are both constituents of the UKX for cash, the target company is deleted from the index at the last traded price. When mergers and acquisitions take place between companies that are both constituents of UKX for stock, the target company is deleted from the index and the shares of the acquiring stock are increased according to the offer terms. When mergers and acquisitions take place between companies that are both constituents of the UKX for cash or stock or a combination thereof, the target company is deleted from the index and the shares of the acquiring company are simultaneously increased per the merger terms.
Between a constituent and a non-constituent: If the target company is a member of the UKX, it is deleted from the index and the acquiring company will be included initially in the index provided it is eligible in all other respects at the time of the merger, regardless of previous eligibility screenings. If the acquiring company is deemed eligible it will be added to the index on the effective date and the opening price will be calculated using the offer terms. When an index constituent acquires a non-constituent that is a FTSE Russell Universe member, the shares of the member acquiring company will be updated to reflect the merger. Any share update will be made giving appropriate notice.

Given sufficient market hours after the confirmation of a merger or acquisition, FTSE effects the action after the close on the last day of trading of the target company, or at an appropriate time once the transaction has been deemed to be final.
If a constituent is the target of a tender offer, it will normally be removed from the index with a minimum T+2 notice when (i)(a) the bidder shareholding has reached at least 90%, (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment, and (c) all pertinent offer conditions have been reasonably met and the acquirer has not explicitly stated in the official offer or results filings or press releases that it does not intend to acquire or squeeze out the remaining shares; (ii) there is reason to believe that the remaining free float is under 5% based on information available at the time; or (iii) following completion of the offer, the acquirer has stated that the offer has been declared wholly unconditional.
Where the conditions for index deletion are not met, FTSE Russell may implement a free float change based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror has been met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all pertinent offer conditions have been reasonably met and (iv) the change to the current float factor is greater than 3%. FTSE Russell uses the published results of the offer to determine the new free float of the target company. If no information is published in conjunction with the results from which FTSE Russell can determine which shareholders have and have not tendered, the free float change will reflect the total shares now owned by the acquiring company. A minimum T+2 notice period of the change is generally provided. Any subsequent disclosure on the updated shareholder structure will be reviewed during the quarterly review cycle. If the offer includes a stock consideration, the acquiring company’s shares will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.
In exceptional circumstances, any review changes due to be effective for the companies involved in a tender offer may be retracted if FTSE Russell becomes aware of a tender offer which is due to complete on or around the effective date of such index review changes. Such exceptional circumstances may include undue price pressure being placed on the companies involved, or if proceeding with the review changes would compromise the replicability of the index.
A stock will be deleted as a constituent if it is delisted from all eligible exchanges. A stock will be deleted if FTSE Russell becomes aware (in its country of its assigned nationality) that it has become bankrupt, has filed for bankruptcy protection, enters administration or receivership, commenced accelerated safeguarding procedures, is insolvent or is liquidated (or local equivalents); or has filed for delisting and no regulatory or shareholder approvals are outstanding, converts into an ineligible corporate structure, or where evidence of a change in circumstances makes it ineligible for index inclusion. A stock which has been deleted from the UKX as a result of bankruptcy protection or insolvency will only be reconsidered for index eligibility after a period of 12 months from its deletion. For purposes of index eligibility, it will be treated as a new issue.
A stock will also be deleted if FTSE Russell becomes aware (at a quarterly review) that the price of an existing constituent has reached its minimum permissible trade price. The constituent will be removed from the UKX in line with the review subject to it still being at the minimum permissible trade price up to the start of the quarterly review lock down period.
Capitalization Adjustments
A secondary line of a company will be considered for index inclusion if its total market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded, is greater than 25% of the total market capitalization of the company’s principal line and the secondary line is eligible, in its own right. Should the total market capitalization of a secondary line fall below 20% of the total market capitalization of the company’s principal line at an annual review, the secondary line will be deleted from the UKX unless its total market capitalization remains above the qualification level for continued inclusion as a constituent of the UKX at that review. Should the investable market capitalization of a secondary line, which is already a constituent of the FTSE All-Share Index, fall below the minimum investable market capitalization threshold for two consecutive quarters, it will be deleted from the UKX at that review. Where a company has partly paid shares, these shares, together with the outstanding call(s), are both included in the UKX.
Share Weighting Changes — For the purposes of computing the UKX, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis or the total free float changes by more than 3% on a cumulative basis. A company with a free float of 15% or below will not be subject to the 3% threshold and will instead be updated if the change is greater than 1%. Changes will be made quarterly after the close of business on the third Friday of March, June, September and December. The data for these changes will be taken from the close of business on the last business day of January, April, July and October, respectively.
If a corporate action is applied to a constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action.
Shares in Issue Increase — When a company increases the number of shares it has in issue, the market capitalization of that company increases and the total market capitalization will rise accordingly. The index divisor is adjusted to maintain a constant index value.
Weighting Amendments — The market capitalization of a company is adjusted to take account of various corporate actions. To prevent the value of the UKX from changing due to such an event, all corporate actions which affect the market capitalization of the UKX require an offsetting divisor adjustment. By adjusting the divisor, the value of the UKX remains constant before and after the event. Below is a summary of the more frequent corporate actions and their resulting adjustment.
Type of Corporate Action	Adjustment	Adjustment to Divisor
Issue of new shares	Share weighting increased	Yes
Bonus issue of same stock or stock split	Number of shares held before issue or split divided by number of shares held after issue or split	No
Rights Issues/Entitlement Offers — These are an entitlement issued to shareholders which give them the right to buy additional shares directly from the company in proportion to existing holdings. FTSE will only adjust the index to account for a right if the subscription price of the right is at a discount to the market price of the stock. Provided FTSE has been alerted to the rights offer prior to the ex-date, a price adjustment and share increase proportionate to the terms of the offer will be implemented before the open on the ex-date. The rights become attached to the shares on the ex-date.
Where the rights issue/entitlement offer subscription price remains unconfirmed on the ex-date, FTSE will estimate the subscription price using the value being raised and the offer terms. If the rights issue is greater than ten to one, FTSE will consider this “highly dilutive” and, to facilitate replication, will include on the ex-date a separate temporary line to reflect the market value of the rights (together with a temporary line at a fixed value to reflect the subscription cash) until the end of the subscription period, at which point the temporary lines will be deleted and the new shares will be consolidated into the existing share line.
Where the shares being issued are not entitled to the next dividend, FTSE will deviate from the standard index treatment and include on the ex-date a separate temporary line to reflect the market value of the rights (together with a temporary line at a fixed value to reflect the subscription cash). If the dividend ex-date occurs prior to the end of the rights subscription period, the temporary lines will be deleted and the new shares assimilated into the ordinary line at the open on the dividend ex-date. If the dividend ex-date occurs after the expiration of the rights subscription period, the temporary rights and cash line will be deleted after the close on the last day of the rights subscription period, and replaced by a temporary dummy line equal to the ordinary line close price minus the upcoming dividend. On the open of the ex-dividend date, the dummy line is deleted and the shares are aggregated with the ordinary line.
In the event the rights issue involves a non-constituent (including non-equity) and the value of the right cannot be determined, there will be no adjustment on the ex-date. If the rights are scheduled to trade, a rights line will be added to the index at a value of zero on the ex-date and will be deleted from the index at the market price when it commences trading, with the T+5 notice. If the rights have not commenced trading within 20 business days of the ex-date, they will be removed at zero value. No cash temporary line will be included as the index will not subscribe to the rights.

Where a company announces an open offer or a rights issue with an ex-entitlement date on the same day, FTSE will apply an index adjustment either before the market-open on the ex-entitlement day or as an intra-day adjustment as soon as possible thereafter. The adjustment will be applied based on the previous day’s closing price with the new shares included in the index weighting at the open offer price.
In the case of an accelerated rights offer, where the ex-date is theoretical and typically not quoted by the exchange, shares are increased and a price adjustment is applied according to the terms of the offer before the open on the day the security resumes trading.
Market Disruption
If there is a system problem or situation in the market that is judged by FTSE to affect the quality of the constituent prices at any time when an index is being calculated, the index will be declared indicative (e.g. normally where a “fast market” exists in the equity market). The message “I” will be displayed against the index value calculated by FTSE.
License Agreement
We have entered into a non-exclusive license agreement with FTSE, whereby we and our affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the UKX, which is owned and published by FTSE, in connection with certain products, including the notes.
Neither FTSE nor the LSE makes any representation or warranty, express or implied, to the depositors of the notes or any member of the public regarding the advisability of investing in structured products generally or in the notes particularly, or the ability of the UKX to track general stock market performance. FTSE and the LSE’s only relationship with the Issuer is the licensing of certain trademarks and trade names of FTSE, respectively, without regard to the Issuer or the notes. FTSE and the LSE have no obligation to take the needs of the Issuer or the depositors of the notes into consideration in determining, composing or calculating the UKX. Neither FTSE nor the LSE is responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. Neither FTSE nor the LSE has any obligation or liability in connection with the administration, marketing or trading of the notes.
The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or the LSE, and neither FTSE nor the LSE makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the UKX and/or the figure at which the said component stands at any particular time on any particular day or otherwise. The UKX is compiled and calculated by FTSE. However, neither FTSE nor the LSE shall be liable (whether in negligence or otherwise) to any person for any error in the UKX and neither FTSE nor the LSE shall be under any obligation to advise any person of any error therein.
“FTSE®”, “FTSETM”, “FT-SE®” and “Footsie®” are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World”, “All-Share” and “All-Small” are trademarks of FTSE International Limited.

 The MSCI Indices
All information contained in this underlier supplement regarding each index described in this section (each, an “MSCI Index” and together, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.
Additional information about the MSCI Global Investable Market Indices — including information about their component stocks, sector and country weightings — is available on the following website: msci.com. We are not incorporating by reference the website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
The MSCI EAFE® Index
The MSCI EAFE® Index (the “MSCI EAFE Index”) is a free float adjusted market capitalization index and is part of the MSCI Global Investable Market Indices, the methodology of which is described below.
The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in developed market countries in Europe and the Asia/Pacific region of the world, as determined by MSCI. The list of countries represented by the MSCI EAFE Index at any time may be found on the MSCI website and, as of the date of this underlier supplement, includes Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The component stocks of the MSCI EAFE Index are derived from the component stocks in the MSCI standard single country indices for such developed market countries. The MSCI EAFE Index is calculated in U.S. dollars on a price return basis. The MSCI EAFE Index has a base date of December 31, 1969.
The MSCI EAFE Index is reported by Bloomberg L.P. under the ticker symbol “MXEA”.
The MSCI Emerging Markets IndexSM
The MSCI Emerging Markets IndexSM (the “MSCI Emerging Markets Index”) is a free float adjusted market capitalization index and is part of the MSCI Global Investable Market Indices, the methodology of which is described below.
The MSCI Emerging Markets Index is intended to provide performance benchmarks for the emerging equity markets in emerging market countries as determined by MSCI, which may be found on the MSCI website. The component stocks of the MSCI Emerging Markets Index are derived from the component stocks in the MSCI standard single country indices for such emerging market countries.
The MSCI Emerging Markets Index is calculated in U.S. dollars on a price return basis. The MSCI Emerging Markets Index was launched on December 31, 1987 at an initial value of 100.
The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF”.
MSCI® Europe Index
The MSCI® Europe Index (the “MSCI Europe Index”) is a free float-adjusted market capitalization index designed to represent the performance of large- and mid-cap securities across 15 Developed Markets (“DM”) in Europe. The 15 DM countries in Europe include Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index has a base date of March 31, 1986. The sponsor of the MSCI® Europe Index is MSCI Inc. (“MSCI”). The euro price return version of the MSCI Europe Index is reported by Bloomberg L.P. under the ticker symbol “MXEU”.

Construction of the MSCI Global Investable Market Indices
MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Global Investable Market Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.
Defining the Equity Universe
Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.
Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.
Determining the Market Investable Equity Universes
A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.
(i)
Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, MSCI determines all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.
(ii)	Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:
•
First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•
Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

The rank of this company by descending order of full market capitalization within the developed market equity universe is noted and will be used in determining the equity universe minimum size requirement at the next rebalance.
As of August 2024, the equity universe minimum size requirement was set at U.S. $383 million for the Developed and Emerging Markets. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each quarterly index review, as described below.
Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.
Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market. Securities in the MSCI China equity universe will not be eligible for inclusion in the MSCI Emerging Markets Index if the security is suspended or has been suspended for 50 consecutive business days or more in the past 12 months.
Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe.
(1)	Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).
(2)
Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3)	Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).
Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above U.S. $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.
Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.
MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. In general, a security must have a foreign inclusion factor equal to or larger than 0.15 to be eligible for inclusion.
Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.
Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a quarterly index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index (such as the MSCI EAFE Index or the MSCI Emerging Markets Index) outside of a quarterly or semi-annual index review.
Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.
Defining Market Capitalization Size Segments for Each Market
Once a market investable equity universe is defined, it is segmented into the following size-based indices:
•	Investable Market Index (Large Cap + Mid Cap + Small Cap)
•	Standard Index (Large Cap + Mid Cap)
•	Large Cap Index
•	Mid Cap Index
•	Small Cap Index
Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.
Index Continuity Rules for Standard Indices
In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:
•
If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the standard index in order to reach the minimum number of required constituents.

•
At subsequent quarterly index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard
All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.
Calculation Methodology for the MSCI Indices
The performance of the MSCI Indices described herein reflects a free float weighted average of the U.S. dollar values of the component securities.
Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Refinitiv at 4:00 P.M. London Time.
Maintenance of the MSCI Global Investable Market Indices
In order to maintain the representativeness of the MSCI Global Investable Market Indices, structural changes to each MSCI Index as a whole may be made by adding or deleting component securities. Currently, such changes in the MSCI Global Investable Market Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.
Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.
MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of light rebalancings, aimed at promptly reflecting other significant market events under conditions of market stress. The third category consists of quarterly index reviews that systematically re-assess the various dimensions of the equity universe.
Ongoing event-related changes to the country indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the index as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future, or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float-adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. Changes in number of shares and foreign inclusion factors resulting from primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. MSCI implements pending number of shares and/or free float updates simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent quarterly index review. Changes that do not meet the criteria for implementation at the time of the event as explained above are implemented at a subsequent quarterly index review. Secondary offerings/block sales with sizes representing at least 5% of the security’s pre-event number of shares are implemented at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s light rebalancing process aims to ensure that the country indices continue to be an accurate reflection of evolving equity markets during conditions of market stress. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the quarterly index review due to their importance. MSCI will consider switching to a “light rebalancing” in place of the usual quarterly index review only if one of the following two conditions is met within the last ten business days of the month prior to the announcement date of a quarterly index review (the “market monitoring period”): (1) for any 3 days within the market monitoring period, the MSCI ACWI Index-weighted bid-ask spread breaches 0.19% and the MSCI ACWI Index volatility over the past 10 days breaks 0.55 or (2) there are unexpected full day or partial stock exchange closures impacting 20% of MSCI ACWI Index constituents cumulatively over the market monitoring period. The final decision of whether or not to switch to a “light rebalancing” will be taken by relevant MSCI index committee(s). These light rebalancings may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. During light rebalancings, foreign inclusion factors and number of shares will be reviewed as discussed below. MSCI has noted that consistency is a factor in maintaining each component country index.
MSCI’s quarterly index review is designed to systematically reassess the component securities of the index. During each quarterly index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each quarterly index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction); and changes in number of shares are updated. During a quarterly index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. However, no changes in foreign inclusion factors are implemented if the change in free float estimate is less than 1%, except in cases of correction. As discussed above, small changes in the number of shares are generally updated at the quarterly index review rather than at the time of the event, provided that the absolute number of shares change is at least 1,000 shares or the relative number of shares change is at least 0.02%. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement at least two quarterly index reviews prior (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given quarterly index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.
The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates, which are generally set at the close of the last business day of February, May, August and November.
Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.
These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement
The MSCI indices are the exclusive property of MSCI. MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by TD. The notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such notes. No purchaser, seller or holder of notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The Nasdaq-100® Index
All information contained in this underlier supplement regarding the Nasdaq-100® Index (the “Nasdaq 100 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq, Inc. The Nasdaq 100 Index is calculated, maintained and published by Nasdaq, Inc. Nasdaq, Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nasdaq 100 Index. The Nasdaq 100 Index is reported by Bloomberg L.P. under the ticker symbol “NDX”.
The Nasdaq 100 Index includes 100 of the largest domestic and international non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. The Nasdaq 100 Index is a “price return” index and is calculated using a modified market capitalization-weighted methodology. The Nasdaq 100 Index is calculated, maintained and published by Nasdaq, Inc. (the “sponsor” or “Nasdaq”). The base date for the Nasdaq 100 Index is January 31, 1985, with a base value of 125.00, as adjusted.
Additional information about the Nasdaq 100 Index, including information about its component stocks, sector and country weightings, is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDX. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
Eligibility Criteria for the Nasdaq 100 Index
To qualify for index inclusion, securities must meet the following Security Eligibility Criteria which are applied as of the reconstitution reference date.
Eligible security types include common stocks, tracking stocks, and American depositary receipts (“ADR”), including New York registry shares. Real estate investment trusts, special purpose acquisition companies and “when-issued” securities are not eligible.
Multiple classes of securities issued by the same company are each eligible, subject to meeting all other security eligibility criteria.
For constituent selection and weighting purposes, the market capitalization of each company is the combined market capitalization of all eligible share classes. Unless otherwise noted, unlisted share classes are ineligible and will not be considered in the calculation of a company’s market capitalization. To be eligible for index inclusion, a company’s primary US listing must be listed exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market. To be eligible, a company must not be classified as being in the financial industry according to the Industry Classification Benchmark, a product of FTSE International Limited that is used under license.
Companies classified as being in the real estate industry, according to the Industry Classification Benchmark, are eligible unless organized as a real estate investment trust.
There is no minimum or maximum market capitalization criterion, although the security selection process is based in part on a ranking of companies by market capitalization. A security must have a three-month average daily traded value of at least $5 million (USD).
To be eligible for initial index inclusion, a security must have been listed and available for trading on an eligible exchange for at least three full calendar months, not including the month of initial listing. For seasoning purposes, eligible exchanges include Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American and CBOE BZX. Seasoning eligibility is determined as of the constituent selection reference date and includes that month, therefore:
•
To be considered for inclusion at the annual December reconstitution, a security must have been listed and available for trading on an eligible exchange no later than the last business day of August, with seasoning occurring over the months of September, October, and November.

•
To be considered for inclusion as a replacement, a security must be seasoned by the last day of the month preceding the replacement event. For example, if a replacement event were to occur in July, the required seasoning period would include all of April, May, and June.

The trading history of a special purpose acquisition company prior to its combination with an operating company will not count towards satisfying the seasoning requirement, regardless of whether the special purpose acquisition company is determined to be the acquirer or the target in the transaction.
Any security that is already a member of the Nasdaq-100 Index, including those added as the result of a spin-off event, will be exempt from the seasoning requirement. A security must have a free float of at least 10%.
Companies that have filed for bankruptcy, or equivalent protection from creditors, will not be considered for initial inclusion in the Nasdaq-100 Index.
A company that has entered into a definitive agreement or other arrangement that is expected to make it ineligible will not be considered for initial inclusion in the Nasdaq-100 Index. Such agreements and arrangements include, but are not limited to:
•	An agreement to be purchased by another entity or to become privately owned.
•	A plan to delist or to transfer to an ineligible exchange.
•	A plan to reorganize as an ineligible security type.
•	A decision to liquidate or otherwise permanently cease operations.
Construction of the Nasdaq 100 Index
Index Calendar
The sponsor selects constituents once annually in December. The security eligibility criteria are applied using market data as of the last trading day of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December. The Nasdaq 100 Index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the TSO and last sale price of all index securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced after the close on the second Friday in March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the index.
A reconstitution of the Nasdaq 100 Index is conducted on an annual basis, at which time all eligible companies are ranked by market capitalization, as of the reconstitution reference date.
The market capitalization of each company is the combined market capitalization of all eligible share classes. For inclusion purposes, the market capitalization of an ADR will normally be determined based on the depositary shares outstanding, as reported by the depositary banks. This means that a non-US company represented by an ADR may be considered for inclusion in the index at less than its full global market capitalization. Notwithstanding the foregoing, an ADR that serves as a company’s primary global listing (i.e., the underlying shares are not listed or available for trading elsewhere) will be considered for inclusion based on its full global market capitalization, in the same manner as a direct listing.
Once ranked, companies are selected for index inclusion based on the following order of criteria:
i.	The top 75 ranked issuers will be selected for inclusion;
ii.	Any other companies that were already members of the index as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion;
iii.
In the event that fewer than 100 companies pass the two criteria referenced above, the remaining positions will first be filled, in rank order, by companies currently in the index as of the reconstitution reference date, ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement or spin-off issuers added since the previous reconstitution; and

iv.
In the event that fewer than 100 issuers pass the three criteria referenced above, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the index as of the reference date.

Quarterly Weight Adjustments for the Nasdaq 100 Index
The Nasdaq 100 Index’s quarterly weight adjustment uses company-level weights, which are derived using the price and TSO of each security, as of the rebalance date. For any company represented by more than one eligible share class, the company weight is the combined weight of the eligible securities representing its share classes. All ADR securities selected for index inclusion will have their weights assigned according to the market capitalization of the depository shares outstanding, as reported by the depository banks.
For quarterly rebalances in March, June, and September, index share for each security are adjusted by the percentage change in that company’s TSO since the previous TSO update. Following those adjustments, the resulting company weights are evaluated based on two constraints:
•	No company’s weight may exceed 24%; and
•	The aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.
If neither constraint is violated, then no further adjustments are made, and the quarterly constituent weighting process is complete. Only where either or both of the constraints are violated, or when the quarterly rebalance coincides with the annual reconstitution, quarterly weight adjustments are made according to a two-stage adjustment process. This process uses the price and TSO of each security, as of the rebalance reference date, to derive the initial company-level weights.
Stage 1: if no initial issuer weight exceeds 24%, initial weights are sued as Stage 1 weights; otherwise, initial weights are adjusted such that no issuer weight may exceed 20% of the index.
Stage 2: if the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted such that the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%. Companies with Stage 1 weights below 4.5% may also have their weights adjusted to preserve the initial rank order of all companies.
If the two-stage process results in a violation of the weighting constraints, then the process is repeated until the company weights meet the constraints.

Annual Weight Adjustment for the Nasdaq 100 Index
The Nasdaq 100 Index’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. For any company with more than one eligible share class, the securities representing those shares are considered separately.
Final security weights from the quarterly weight adjustment are used as the initial security weights for the annual weight adjustment process.
Stage 1: if no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted such that no security weight exceeds 14% of the index.
Stage 2: if the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise Stage 1 weights are adjusted to meet the following constraints, producing the final weights: (i) the aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5% and (ii) no security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the security ranked fifth by market capitalization.
If the two-stage process results in a violation of the weighting constraints, then the process is repeated until the security weights meet the constraints.
Calculation of the Nasdaq 100 Index
The value of the Nasdaq 100 Index at any time equals the aggregate market value of the then-current index share weights of each component security (as may be adjusted for corporate actions) divided by a scaling factor (a

“Divisor”). The Divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq 100 Index divided by the previous day’s value.
Index Maintenance
Deletion Policy
If, at any time, Nasdaq determines that a component security is ineligible for inclusion in the Nasdaq 100 Index, the security is removed as soon as practicable.
Advanced notice of an index security deletion, including the effective date, will be announced through the normal channels. Criteria for security removal include, but are not limited to:
•	Delisting or transferring to an ineligible exchange.
•	Reorganizing as an ineligible security type (e.g., a real estate investment trust).
•	Reclassification as a financial company, according to the ICB.
•	Involvement in a merger, acquisition, or other major corporate event that would make continued inclusion impossible, impractical, or inappropriate.
•
Failure to maintain a weight of at least 0.10% for two consecutive month ends. Any security that fails to maintain a weight of at least 0.10% for two consecutive month-ends will be replaced, subject to the availability of a replacement security with a larger market capitalization. If no such security is available, the incumbent security will remain in the Nasdaq-100 Index until a suitable replacement can be identified. If its weight increases to above 0.10% before a suitable replacement security is designated, then the incumbent security will not be replaced. This situation will be evaluated at the end of each calendar month.

•	For a security added to the Nasdaq-100 Index as the result of a spin-off event, failure to establish a weight of at least 0.10% at the end of its second day of regular-way trading as an index member.
•	Declaring bankruptcy, liquidating, or otherwise permanently ceasing operations.
In circumstances where it is not possible to provide sufficient advanced notification of the removal event and/or the identity of a replacement, the security being removed may be persisted in the Nasdaq-100 Index at its last sale price, or at an appropriate “deal price”, until the effective date of the replacement company’s entry into the Nasdaq-100 Index. In such cases, a temporary placeholder security may be utilized, and will be denoted by adding a dollar sign to the beginning and end of the security’s ticker symbol.
Securities that are added to the Nasdaq-100 Index as the result of a spin-off event are normally maintained in the Nasdaq-100 Index, subject to the removal criteria specified above. Those that are not immediately removed may be removed at a later date to protect the integrity of the Nasdaq-100 Index, for example, if a spun-off security demonstrates liquidity characteristics that diverge materially from the security eligibility criteria.

Replacement Policy
Other than at the index reconstitution, except for spin-offs, additions to the index occur only when there is a deletion that requires replacement. The company with the largest market capitalization that meets all eligibility criteria as of the prior month-end, and which is not already an index member, will replace the deleted company.
For companies represented by more than one share class, the company will only be considered deleted when all its share classes have been removed from the Index. If a security is removed, but other securities representing the same company remain in the Index, a replacement event will not be triggered.
A security that was added to the Nasdaq 100 Index as a result of a spin-off event, and then removed before the next reconstitution, will not be replaced.
For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq 100 Index in conjunction with the index reconstitution and/or index rebalance effective date.

Adjustments for Corporate Actions
Component securities of the Nasdaq 100 Index may be adjusted by Nasdaq for certain corporate actions. Securities are adjusted for corporate actions prior to market open on the effective date, ex-date, ex-dividend date or ex-distribution date of a given corporate action or event. In the absence of such a date, there will be no adjustment for such corporate action. Corporate actions for which component securities of the Nasdaq 100 Index may be adjusted include:
Special Cash Dividends: A dividend is considered special if the information provided by the vendor or exchange indicates that the dividend is special (as in, a payment to shareholders that the issuer does not consider to be part of its regular dividend paying cycle).
Return of Capital: A return of capital is a cash distribution from the company’s capital surplus rather than its net income or retained earnings. Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits within the company’s regular pattern of dividend payments or if the payment appears to be extraordinary in nature.
Liquidation Distributions: A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq treats liquidation distributions in the same manner as special dividends.
Stock Split / Stock Dividend / Bonus Issue: A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.
Cash and Stock Dividend: An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq 100 Index before the stock dividend unless otherwise indicated.
Optional Dividend: An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.
Reverse Stock Split / Consolidation: A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.
Rights Offering / Issue: An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.
Renounceable Rights Offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.
Non-Renounceable Rights Offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.
Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.

The index shares are increased to reflect the full exercise of the rights offering. The number of additional index shares is determined by multiplying the number of rights issued per index security by the current number of index shares, then dividing that product by the number of rights required to purchase one new index security. This results in a divisor adjustment.
If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out of the money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.
Stock Distribution of Another Security: An issuer may distribute shares of another pre-existing publicly traded company to its own shareholders. These events are often announced as “in specie”, “in kind”, or “spinoff” distributions. Such events generally do not result in the issuance of new shares or the formation of a new corporate entity, and may not fall within the traditional definition of a spinoff. Nevertheless, regardless of the terminology used to announce the event, this distribution will be handled as a “spin-off” as described below.
In cases where the distributed security is already a member of the Nasdaq-100 Index, its index shares will be increased, on the effective date, to reflect the value of the distribution.
Spin-Offs: A spin-off (also known as a de-merger) occurs when the issuer of an equity security (the parent) “spins off” a business it owns into a separate new issuer (the spinco). Shares of the spinco are distributed to the shareholders of the parent, on a pro-rata basis, at a ratio established by the parent. Any spinco which does not meet the traditional definition of a security, or is not expected to be publicly listed, may be disregarded by the Nasdaq-100 Index. Spinco securities will be added to the Nasdaq-100 Index as their parent security on the effective date. Index shares of the spinco are calculated by multiplying the index shares of the parent times the spinoff ratio. If the parent security’s listing exchange applies a price adjustment to the parent security, the spinco security will be assigned an initial price consistent with that amount, adjusted according to the spinoff ratio. If no price adjustment is applied to the parent, the spinco will be assigned a price of zero. In any case, including events involving multiple spincos, the total value of the parent and spinco(s) reflected within the Nasdaq-100 Index at the start-of-day on the effective date will be equal to the value of the parent security at the prior end-of-day. Resulting divisor changes, if any, are not expected to be meaningful. Passive investors should not expect to take any action at the time the spinoff event becomes effective.
Once the spinoff event has been completed, the spinco will be evaluated for continued inclusion in the Nasdaq-100 Index. By default, the security will remain in the Nasdaq-100 Index until at least the next scheduled reconstitution, unless there is a specific reason for immediate disqualification. Regardless of the reason(s) for disqualification, a disqualified spinco will be held in the Nasdaq-100 Index until regular-way trading is established, and removed only after sufficient advanced notice is provided through the normal communication channels.
A disqualified spinco is normally removed at the last sale price of the day prior to the announced removal date. There is no adjustment to the index shares of the parent. This will not result in a divisor adjustment.
Tracking Stocks: A separate line of stock which is issued for the purpose of “tracking” the financial performance of a particular business line, division or subsidiary of a company is often referred to as a “tracking stock.” The pro-rata distribution of a newly issued tracking stock to existing shareholders of the “parent” company is handled in accordance with the guidelines for spin-offs. A similar distribution of a pre-existing tracking stock is handled as a stock distribution of another security.
Mergers & Acquisitions: If the issuer of the index security is the company being acquired, the index security is removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the deletion occurs once results have been received that indicate the acquisition will likely be successful. If the approval is by written consent, then the removal occurs as soon as reasonably practical thereafter. When the acquiring company is a component security of the Nasdaq 100 Index, it may incur an increase in its index shares if the acquisition involves an exchange of stock as payment.

Additions and Deletions
The addition or deletion of a security will generally result in a divisor change. Index securities are added or removed from the Nasdaq 100 Index at their last sale price on the day prior to the effective date of the change.
Halted Securities
If an index security, at the time of its removal from the Nasdaq 100 Index, is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq 100 Index but prior to the time the official closing value of the index is disseminated.
Index Share and TSO Changes
A security’s index shares may change as a result of events other than those corporate actions/events described above. If a change in TSO arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in TSO is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the TSO has changed.
Adjustments for Bankruptcy
In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from the Nasdaq 100 Index, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.
If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq-100 Index at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an over the counter (“OTC”) price, if judged reliable. When no sufficiently reliable price exists, the security is removed at a price of zero.
Sanctions
Generally, Nasdaq will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:
Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq 100 Index.
Other sanctions programs are more selective and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.
Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.
Other Adjustments to the Nasdaq 100 Index
Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure index and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq 100 Index, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.

Index Governance
All Nasdaq Indexes are managed by the governance committee structure and have transparent governance, oversight, and accountability procedures for the index determination process.
License Agreement
We have entered into a non-exclusive license agreement with Nasdaq, Inc., which grants us a license in exchange for a fee to use the Nasdaq-100 Index® in connection with the issuance of certain securities, including the notes.
The notes are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in notes generally or in the notes particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to TD (“Licensee”) is in the licensing of the Nasdaq-100® , Nasdaq-100 Index®, and Nasdaq® trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by the Corporations without regard to Licensee or the notes. The Corporations have no obligation to take the needs of the Licensee or the owners of the notes into consideration in determining, composing or calculating the Nasdaq-100 Index® . The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.
The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by licensee, owners of the notes, or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

The Nikkei 225 Index
All information contained in this underlier supplement regarding the Nikkei 225 Index (NKY), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nikkei Inc. NKY is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, NKY. NKY is reported by Bloomberg L.P. under the ticker symbol “NKY”.
Additional information about NKY, including information about its component stock and sector weightings, is available on the following website: indexes.nikkei.co.jp/en/nkave. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
NKY is a stock index that measures the composite price performance of selected Japanese stocks. NKY is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from NKY.
All 225 Nikkei Underlying Stocks are stocks listed in the TSE Prime Market. Stocks listed in the TSE Prime Market are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of NKY) be included in NKY. Nikkei Inc. first calculated and published NKY in 1970.
Construction of NKY
NKY is a weighted price average index in which the level of NKY is calculated as the quotient of (i) the sum of all constituents’ adjusted stock prices divided by (ii) the divisor (as described below). A constituent’s adjusted stock price is equal to the product of (i) the stock’s price times (ii) the price adjustment factor of such stock. For a constituent to which a capping ratio is applied, the price adjustment factor will be replaced by the capped price adjustment factor (as described below). The level of NKY is rounded to the nearest hundredth and is calculated and published every 5 seconds beginning at 9 am (Tokyo time) daily.
The stock price used in the calculation is selected by the following priority order of the prices in the auction trading of the Tokyo Stock Exchange: (1) special quote, sequential trade quote or temporary quote, (2) traded price and (3) base price. If the special quote, sequential trade quote or temporary quote is used for the calculation, the price will be used until the next valid price is applied, even if the quote is canceled. The traded price includes the traded price in the closing auction. The base price is obtained based on the priority order of the ex-rights theoretical price, the latest special quote price, sequential trade quote price or temporary quote, and the latest traded price up to the preceding day. In most cases, the price used for the calculation of the closing level of the Nikkei 225 on the preceding day becomes the base price.  In the case of a stock that is trading ex-rights (e.g., after a stock split) for the first time on that day, however, Nikkei Inc. calculates an ex-rights theoretical price based on the price used for calculation on the preceding day and the appropriate adjustment to reflect the change in the stock.  Nikkei Inc. does not adjust for dividends in calculating NKY.
The price adjustment factor of a stock to be added to NKY shall be 1, unless the price of such stock is greater than 1% of the sum of the adjusted price of each stock included in NKY. If the price of such stock (as determined during the semi-annual review at the end of January and July) exceeds this threshold, the price adjustment factor shall be the highest 0.1 interval from 0.1 through 0.9 that adjusts the price of such stock so that it does not exceed 1% of the sum of the adjusted price of each stock included in NKY. The price adjustment factor for a stock is determined at the semi-annual review.
The price adjustment factor of an index constituent will be revised in the case of a large scale stock split (or reverse split). In such event, the price adjustment factor is revised to keep the price level of the constituent unchanged. However, since the price adjustment factor is determined only to one digit after the decimal point, an adjustment to the price adjustment factor could result in a fraction. If such revision to the price adjustment factor is less than 0.1, the price adjustment factor will be set as 0.1 and the remainder of the price differential will be adjusted by the divisor (see below). Revision to the price adjustment factor of an index constituent as a result of a large scale stock split (or reverse split) will be announced at least 5 business days before the effective date.
Calculation of NKY
NKY is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor for such Nikkei Underlying Stock (a “Price Adjusted Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 (the date on which the TSE was reopened after World War II) using historical numbers from that date. The Divisor is subject to periodic adjustments as set forth below. Each Price Adjusted Factor is computed by dividing ¥50 by the presumed par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of NKY are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of NKY is calculated every 5 seconds.
In order to maintain continuity in NKY in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating NKY is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of NKY.
Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of NKY immediately after such change) will equal the level of NKY immediately prior to the change.
Capping Ratio
A capping ratio is a number which is used to temporarily decrease the weight of a constituent when such weight exceeds the weight cap threshold (12% at the semi-annual review in October 2022 and will be reduced to 11% and 10% at the semi-annual reviews in October 2023 and October 2024, respectively). For a constituent to which a capping ratio is applied, the constituent’s adjusted stock price is equal to the product of (i) the stock’s price times (ii) the capped price adjustment factor of such stock. The capped price adjustment factor of a stock is equal to the product of (i) the price adjustment factor of such stock times (ii) the capping ratio of such stock, rounded to the nearest 0.1.
The capping ratio is applied, revised, or cancelled as stipulated below
•
If, at a semi-annual review, the weight of a constituent to which any capping ratio is not yet applied exceeds the weight cap threshold, a capping ratio of 0.9 shall be applied on the effective date of the constituent change resulting from the semi-annual review. If a capping ratio was already applied to such constituent, the capping ratio will be decreased by 0.1. However, if no change is observed in the capped price adjustment factor after the application of the new capping ratio, the capping ratio will be decreased further until there is a change in the capped price adjustment factor.

•
If, at a semi-annual review, the weight of a constituent to which a capped price adjustment factor is applied is below 5%, the capping ratio will be increased by 0.1 on the effective date of the constituent change resulting from the semi-annual review. However, if no change is observed in the capped price adjustment factor after the application of the new capping ratio, the capping ratio will be increased further until there is a change in the capped price adjustment factor. If the new capping ratio after the increase is 1, the capping ratio will be canceled.

•
In the case of a large scale split or reverse split of a constituent to which the capped price adjustment factor is applied, if the price adjustment factor is adjusted by the ratio of the split or reverse split, the capping ratio may be revised so that the new capped price adjustment factor does not change the weight of the constituent. For such a constituent, the capping ratio may have fractions after 0.1 and may be increased or decreased by the number other than 0.1 in the next revision of the capping ratio.
•
In principle, the capping ratio is applied, revised, or cancelled on the effective date of the constituent change resulting from the semi-annual review. However, depending on the liquidity of the constituent, changes in the capping ratio may be implemented in two or more steps.

Divisor Adjustments
As noted above, NKY is calculated as an adjusted price average index, where the weight is based on the price adjustment factor. The divisor is intended to maintain continuity of NKY and is the denominator of the fraction used to calculate the average.  The divisor was initially the number of constituents, but has been adjusted over time to reflect changes in the constituents and to maintain the continuity of the index.
When constituents are changed, the sum of stock prices (the numerator of the fraction prior to adjustment) changes based upon the prices of additions and deletions to NKY. Therefore, in order to maintain index continuity over time, the divisor is recalculated for the following events, except in the case of certain large scale splits and reverse splits, as discussed above: (i) changes in the constituents; (ii) corporate actions such as splits, reverse splits and paid-in capital increases; and (iii) capping ratio application, revision, cancellation or raising the price adjustment factor to the planned value for a stock whose price adjustment factor was one-half of the planned value.
The divisor for the next business day is calculated as the product of (i) the current day’s divisor times (ii) the quotient of (a) the sum of the base prices for the next business day’s constituents divided by (b) the aggregate of the closing price of each of the current day’s constituents used to calculate NKY level for the current day times the price adjustment factor of such constituent for the current day.  For purposes of calculating the divisor, the base price for the next business day’s constituents will be equal to the product of (i) the base price for the next business day times (ii) the price adjustment factor for the next business day. For constituents to which a capping ratio has been applied, the capped price adjustment factor is used to adjust the price instead of the price adjustment factor.
The divisor is published on Nikkei Inc.’s website on each Tokyo Stock Exchange trading day and is rounded to the nearest one hundred-millionth.  For additional information about the divisor, as well as calculation examples of divisor changes, please see the index guide on Nikkei Inc.’s website.
Maintenance of NKY
Extraordinary Replacement. In addition to additions and deletions of constituents resulting from the semi-annual review, changes to index constituents may also be made as a result of certain extraordinary events. Stocks designated by the Tokyo Stock Exchange as a “security to be delisted” or “securities on alert,” stocks affected by corporate restructuring (including mergers, share exchanges and share transfers), or stocks transferred to the Tokyo Stock Exchange market other than the Prime will be deleted from NKY. Constituents that are designated by the Tokyo Stock Exchange as “a security under supervision” will remain constituents of NKY at the time of designation. However, Nikkei Inc. may replace such a constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent, e.g. when the probability of delisting is extremely high.
If a constituent has been deleted from NKY based on an event described above, a stock will be added to replace the deleted constituent by selecting the highest liquidity stock in the same sector as the deleted constituent from the high liquidity group determined during the last semi-annual review. However, if a deletion is scheduled close to a semi-annual review, additional stocks may be selected as part of the applicable semi-annual review process.  Additionally, if there are multiple deletions in a short period of time not close to a scheduled semi-annual review, the standard semi-annual review process assessing liquidity and sector balance will be followed to select new constituents rather than referring to the last semi-annual review list.
Special Rules for Additions Resulting from Other Corporate Actions
Notwithstanding the process above, the following procedures may be applied in certain cases of corporate restructuring. Application of these special rules is determined for each particular case. Where (i) a constituent is merged and delisted or (ii) a newly established listed parent company receives its shares by transfer or exchange from another constituent, the delisted stock may be replaced by the successor company’s stock if it becomes listed on the Tokyo Stock Exchange Prime Market. In the case of spin-offs where multiple companies remain listed on the Tokyo Stock Exchange Prime Market, the stock of the company that succeeds to the major operations of the former company will become a constituent of NKY.
Except for constituent changes resulting from the semi-annual review and from the circumstances described above under “Extraordinary Replacement” and “Special Rules for Additions Resulting from Other Corporate Actions”, there is no process for adding new constituents to NKY.  After consultation with academics and market professionals, Nikkei Inc. decides and announces the list of deletions and additions. As discussed above under “Calculation of NKY”, the divisor is adjusted accordingly to maintain continuity when constituents are added or deleted from NKY. Deletions and additions to NKY resulting from either the semi-annual review or extraordinary events are generally effective on the same day in an effort to maintain the number of constituents at 225. However, when necessary, additions may be made after the deletions take effect and during the interim period, NKY may be calculated with less than 225 constituents. For example, when a constituent is delisted by share exchange or transfer and the succeeding company such as the newly formed parent company or an unlisted company becomes the parent by receiving the shares of the delisted company and listing its shares in a short period of time.
Changes to NKY Methodology
Although NKY is calculated and maintained in accordance with the information provided in the methodology maintained on Nikkei Inc.’s website, Nikkei Inc. has discretion to take measures it deems appropriate upon the occurrence of events which are not covered in the methodology or in circumstances where it is difficult to continue to calculate the Nikkei 225 using the rules described in such methodology.
License Agreement
We expect to enter into an agreement with Nikkei providing us with a non-exclusive license with the right to use NKY in exchange for a fee. NKY is the intellectual property of Nikkei. “Nikkei”, “Nikkei Stock Average”, “Nikkei Average” and “Nikkei 225” are the service marks of Nikkei. Nikkei reserves all the rights, including copyright, to NKY.
The notes are not in any way sponsored, endorsed or promoted by Nikkei. Nikkei does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of NKY or the figure as which NKY stands at any particular day or otherwise. NKY is compiled and calculated solely by Nikkei. However, Nikkei shall not be liable to any person for any error in NKY and Nikkei shall not be under any obligation to advise any person, including a purchaser or seller of the notes, of any error therein.
In addition, Nikkei gives no assurance regarding any modification or change in any methodology used in calculating NKY and is under no obligation to continue the calculation, publication and dissemination of NKY.

The Russell 2000® Index
All information contained in this underlier supplement regarding the Russell 2000® Index (the “RTY”), including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information, without independent verification. The RTY was developed by Russell Investment Group (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. This information reflects the policies of, and is subject to change by, FTSE Russell (or, as used in this description of the RTY, the “sponsor”). The sponsor, which licenses the copyright and all other rights to the RTY, has no obligation to continue to publish, and may discontinue the publication of, the RTY. The RTY is reported by Bloomberg L.P. under the ticker symbol “RTY”.
Additional information regarding the RTY, including information about its component stock and sector weightings, may be obtained the following website: ftserussell.com/products/indices/russell-us. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
General
The RTY is sponsored by FTSE Russell and measures the composite price performance of stocks of approximately 2,000 companies in the U.S. equity market. It is generally considered to be a “small-cap” index.
The RTY includes approximately 2,000 of the smallest securities that form the Russell 3000® Index (the “Russell 3000 Index”). The Russell 3000 Index is comprised of the 3,000 largest U.S. companies, or 98% based on market capitalization, of the investable U.S. equity market. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market.
Selection of Component Stocks of the RTY
The RTY is a sub-index of the Russell 3000 Index. To be eligible for inclusion in the Russell 3000 Index, and, consequently, the RTY, a company’s stocks must be listed on the rank day and Russell must have access to documentation verifying the company’s eligibility for inclusion. The rank day occurs on the last business day of April with membership eligibility determined using public information available on the rank day and market capitalizations calculated at market close. Eligible initial public offerings (“IPOs”) are added to Russell U.S. Indices quarterly, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, IPOs must meet additional eligibility criteria.
A company is included in the U.S. equity markets and is eligible for inclusion in the Russell 3000 Index, and consequently, the Russell 2000® Index, if that company incorporates in the U.S., has its headquarters in the U.S. and also trades with the highest liquidity in the U.S.  If a company does not satisfy all of the above criteria, it can still be included in the U.S. equity market if any one of the following home country indicators is in the United States: (i) country of incorporation, (ii) country of headquarters and (iii) country in which the company trades with the highest liquidity (as defined by a two-year average daily dollar trading volume from all exchanges within the country), and the primary location of that company’s assets or its revenue, based on an average of two years of assets or revenues data, is also in the United States. In addition, if there is insufficient information to assign a company to the U.S. equity markets based on its assets or revenue, the company may nonetheless be assigned to the U.S. equity markets if the headquarters of the company is located in the United States or if the headquarters of the company is located in certain “benefit-driven incorporation countries”, or “BDIs”, and that company’s most liquid stock exchange is in the United States. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curaçao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by the sponsor as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of mainland China, (ii) the company is listed on the NYSE, the Nasdaq or the NYSE American (formerly the NYSE MKT), (iii) the company has a headquarter or principal executive office or its establishment in mainland China, with the majority of its revenue or assets derived from the People’s Republic of China, and (iv) the company is controlled by a mainland Chinese entity, company or individual (if the shareholder background cannot be determined with publicly available information, the sponsor will consider whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China). An existing China N Share which fails one or more of the following criteria will cease to be classified as a China N share: (i) the company is no longer incorporated outside the People’s Republic of China, (ii) the company is no longer listed on the NYSE, the Nasdaq exchange, or the NYSE American, (iii) the percentages of revenue and assets derived from the People’s Republic of China have both fallen below 45 percent, or (iv) the company is acquired/a controlling stake is held by a non-Mainland Chinese state entity, company or individual. Only asset and revenue data from the most recent annual report is considered when evaluating whether a company should be classified a China N share (i.e., there will be no two year averaging). ADRs and ADSs are not eligible for inclusion in the RTY.
In addition, all securities eligible for inclusion in the Russell 3000 Index, and consequently, the RTY, must trade on an eligible exchange (CBOE (formerly BATS), NYSE, NYSE American (formerly NYSE MKT), NYSE Arca and Nasdaq).
Exclusions from the RTY
The sponsor specifically excludes the following companies and securities from the RTY: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts; (ii) royalty trusts, U.S. limited liability companies, closed-end investment companies, companies that are required to report Acquired Fund Fees and  Expenses (as defined by the SEC), including business development companies, blank check companies, special-purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the free-float as defined by the sponsor (companies with less than an absolute 5% of shares available); (v) bulletin board, pink sheets or over-the-counter traded securities, including securities for which prices are displayed on the FINRA ADF; (vi) real estate investment trusts and publicly traded partnerships that generate, or have historically generated, unrelated business taxable income and have not taken steps to block their unrelated business taxable income to equity holders; and (vii) companies with less than 5% of the company’s voting rights in the hands of unrestricted shareholders.
Initial List of Eligible Securities
The primary criterion the sponsor uses to determine the initial list of securities eligible for the Russell 3000 Index and, consequently, the RTY, is total market capitalization, which is calculated by multiplying the total outstanding shares for a company by the market price as of the rank day for those securities being considered at annual reconstitution.  IPOs may be added between constitutions as noted below.  All common stock share classes are combined in determining a company’s total shares outstanding. If multiple share classes have been combined, the number of total shares outstanding will be multiplied by the primary exchange close price and used to determine the company’s total market capitalization. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange or an eligible secondary exchange on the last trading day of May of each year to be eligible for inclusion in the Russell 2000® Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the rank day, it will be considered eligible if the average of the daily closing prices from their primary exchange during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible.
Multiple Share Classes
If an eligible company trades under multiple share classes or if a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, each share class will be reviewed independently for inclusion. Share classes in addition to the primary vehicle (the pricing vehicle) that have a total market capitalization larger than $30 million, an average daily dollar trading value that exceeds that of the global median, and a float 5% or greater of shares available in the free-float as defined by the sponsor are eligible for inclusion.
The pricing vehicle will generally be designated as the share class with the highest two-year trading volume as of the rank day. In the absence of two years’ worth of data, all available data will be used for this calculation.  If the difference between trading volumes for each share class is less than 20%, the share class with the most available shares outstanding will be used as the pricing vehicle.  At least 100 day trading volume is necessary to consider the class as a pricing vehicle for existing members.  New members will be analyzed on all available data, even if that data is for less than 100 days.
Annual Reconstitution
The RTY is reconstituted annually by the sponsor to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the last trading day in May, with the actual reconstitution occurring on the fourth Friday of June each year. A full calendar for reconstitution is published each spring.
A company’s total shares are multiplied by the primary exchange close price of the pricing vehicle and used to determine the company’s total market capitalization for the purpose of ranking of companies and determination of index membership. If no volume exists on the primary exchange on the rank day, the last trade price from an eligible secondary exchange will be used where volume exists (using the lowest trade price above $1.00 if multiple secondary markets exist). The company’s rank will be determined based on the cumulative market capitalization. As of the June 2016 reconstitution, any share class not qualifying for eligibility independently will not be aggregated with the pricing vehicle within the available shares calculation.
For mergers and spin-offs that are effective between the rank day and the business day immediately before the index lock down takes effect ahead of the annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action.  For corporate events that occur during the reconstitution lock down period (which takes effect from the open on the first day of the lock down period onwards), market capitalizations and memberships will not be reevaluated. Non-index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.
Index Calculation and Capitalization Adjustments
As a capitalization-weighted index, the RTY reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the RTY. The current RTY value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the RTY is equal to the base value (100) and base date (December 31, 1978). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) –1]*100.
Component stocks of the RTY are weighted in the RTY by their free-float market capitalization, which is calculated by multiplying the primary closing price by the number of free-float shares. Free-float shares are shares that are available to the public for purchase as determined by the sponsor. Adjustments to shares are reviewed quarterly (including at reconstitution) and for major corporate actions such as mergers. Total shares and adjustments for available shares are based on information recorded in SEC corporate filings.
The following are excluded from free float: shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments); shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated; shares held within employee share plans; shares held by public companies or by non-listed subsidiaries of public companies; shares held by sovereign wealth funds, founders, promoters, former directors, founding venture capital and private equity firms, private companies, individuals (including employees) and shares held by several holders acting in concert where the holding is 10% or greater of the total number of shares in issue; all shares where the holder is subject to a lock-up clause (for the duration of that clause, after which free float changes resulting from the expiry of a lock-up will be implemented at the next quarterly review subject to the lock-up expiry date occurring on or prior to the share and float change information cut-off date); shares held by an investor, investment company or an investment fund that is actively participating in the management of a company or is holding shares for publicly announced strategic reasons, or has successfully placed a current member to the board of directors of a company; and shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted. In addition, while portfolio holdings such as pension funds, insurance funds or investment companies will generally not be considered as restricted from free float, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore restricted (and will remain restricted until the holding falls below 30%).
Corporate Actions Affecting the RTY
The sponsor adjusts the RTY on a daily basis in response to certain corporate actions and events. Therefore, a company’s membership in the RTY and its weight in the RTY can be impacted by these corporate actions. The adjustment is applied based on sources of public information, including press releases and SEC filings. Prior to the completion of a corporate action or event, the sponsor estimates the effective date. The sponsor will then adjust the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, the sponsor will generally either (1) apply the action before the open on the ex-date or (2) apply the action after providing appropriate notice. If the sponsor has confirmed the completion of a corporate action, scheduled to become effective subsequent to a rebalance, the event may be implemented in conjunction with the rebalance to limit turnover, provided appropriate notice can be given. The sponsor applies the following methodology guidelines when adjusting the RTY in response to corporate actions and events:
“No Replacement” Rule — Securities that are deleted from the RTY between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the RTY over the past year will fluctuate according to corporate activity.
Mergers and Acquisitions
Adjustments due to mergers and acquisitions are applied to the RTY after the action is determined to be final. In the event that a constituent is being acquired for cash or is delisted subsequent to an index review, such constituent will be removed from the RTY in conjunction with the index review, assuming that the action is determined to be final and a minimum of two days’ notice can be provided.
Between constituents:  When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash, the target company is deleted from the index at the last traded price. When mergers and acquisitions take place between companies that are both constituents of a Russell index for stock, the target company is deleted from the RTY and the shares of the acquiring stock are increased according to the offer terms. When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash or stock or a combination thereof, the target company is deleted from the RTY and the shares of the acquiring company are simultaneously increased per the merger terms.
Between a constituent and a non-constituent:  If the target company is a member of the RTY, it is deleted from the RTY and the acquiring company will be included initially in the RTY provided it is eligible in all other respects at the time of the merger, regardless of previous eligibility screenings. If the acquiring company is deemed eligible it will be added to the RTY on the effective date and the opening price will be calculated using the offer terms. When the target company is a FTSE Russell Universe member, the shares of the member acquiring company will be updated to reflect the merger. Any share update will be made giving appropriate notice.
Given sufficient market hours after the confirmation of a merger or acquisition, the sponsor effects the action after the close on the last day of trading of the target company, or at an appropriate time once the transaction has been deemed to be final.
Rights Offerings — Rights offered to shareholders are reflected in the RTY only if the subscription price of the rights is at a discount to the market price of the stock. Provided that the sponsor has been alerted to the rights offer prior to the ex-date, it will adjust the price of the stock for the value of the rights and increased shares according to the terms of the offering before the open on the ex-date.
Spin-offs — If the spin-off entity meets the eligibility requirements for the RTY, the spin-off entity will be added to the RTY on the ex-date of the distribution. The spin-off entity will be retained in the RTY until the next annual reconstitution, when it will be evaluated for inclusion. If the spin-off entity does not meet the eligibility requirements for the RTY, the spin-off entity will be added to RTY on the ex-date of the distribution. It will remain in the RTY until listing and settlement and then deleted at market price with notice.

Initial Public Offerings — Eligible IPOs are added to the RTY based on total market capitalization ranking within the market-adjusted capitalization breaks established at the most recent annual reconstitution.
An IPO of additional share classes will be considered for eligibility and must meet the same eligibility criteria for all other multiple share classes.  If at the time of the IPO the additional share class does not meet the eligibility criteria for separate index membership, it will not be added to the RTY and will subsequently be reviewed for index membership during the next annual reconstitution.
Once IPO additions have been announced, an IPO may be added to the RTY prior to the previously announced schedule, if a corporate action has deemed this to be appropriate and notice can be provided (e.g. an index member automatically receives shares via a stock distribution into a projected IPO add).
Tender Offers — A company acquired as a result of a tender offer is removed when (i) (a) the bidder shareholding has reached at least 90%; (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment; and (c) all pertinent offer conditions have been reasonably met and the acquirer has not explicitly stated that it does not intend to acquire the remaining shares; (ii) there is reason to believe that the remaining free float is under 5% based on information available at the time; or (iii) following completion of the offer the acquirer has stated intent to finalize the acquisition via a short-form merger, squeeze-out, top-up option or any other compulsory mechanism.
Where the conditions for index deletion are not met, the sponsor may implement a free float change based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror is met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all pertinent offer conditions have been reasonably met and (iv) the change to the current float factor is greater than 3%. The sponsor uses the published results of the offer to determine the new free float of the target company. If no information is published in conjunction with the results from which the sponsor can determine which shareholders have and have not tendered, the free float change will reflect the total shares now owned by the acquiring company. A minimum T+2 notice period of the change is generally provided. Any subsequent disclosure on the updated shareholder structure will be reviewed during the quarterly review cycle. If the offer includes a stock consideration, the acquiring company’s shares will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.
In the event that a tender offer results in an additional listed and active “tendered” line prior to the tendered shares being accepted and exchanged for settlement, the sponsor will generally evaluate the following factors to determine whether to switch to the tendered line: (i) the objective of the offer is to fully acquire and delist the target company (and the sponsor is not aware of any obstacles designed to prevent this objective; e.g. there are no major shareholders who have publicly disclosed that they will not be tendering); (ii) the offer is deemed to be successful (i.e. the minimum acceptance threshold has been achieved); (iii) more than 50% of the shares subject to the offer have been tendered; (iv) there is an additional tender offer period to provide a window for index users to tender into the tendered shares’ line; and (v) there are outstanding regulatory or other substantive hurdles preventing the transaction completing immediately at the conclusion of the tender offer, with the results not expected to be known for some time. Index implementation will generally occur immediately after the opening of the additional offer period (with the provision of appropriate notice) – with an informative notice published announcing the change, to supplement the information within the applicable tracker files. In the event that the tendered line is halted prior to index implementation, its close price will be updated to reflect the deal terms until implementation. In the event that the prerequisites for deletion are not achieved and the target company is retained within the index at a reduced weight, the tendered line will be removed at deal terms (if no active market) with the ordinary line being re-added at a reduced weight at its last close price.
In exceptional circumstances, any review changes due to be effective for the companies involved in a tender offer may be retracted if the sponsor becomes aware of a tender offer which is due to complete on or around the effective date of such index review changes. Such exceptional circumstances may include undue price pressure being placed on the companies involved, or if proceeding with the review changes would compromise the replicability of the index.
Delisted and Suspended Stocks — A constituent will be deleted if it is delisted from all eligible exchanges. A constituent will be deleted if the sponsor becomes aware (in the country of assigned nationality) that the stock has become bankrupt, has filed for bankruptcy protection, enters into administration or receivership, commenced accelerated safeguarding procedures, is insolvent or is liquidated (or local equivalents); or has filed for delisting and no regulatory or shareholder approvals are outstanding, converts into an ineligible corporate structure or where evidence of a change in circumstances makes it ineligible for index inclusion. If, however, the sponsor becomes aware that a constituent is suspended, index treatment will be determined as follows:
•	unless the circumstances regarding deletions set forth below apply, a constituent will continue to be included in the RTY for a period of up to 20 business days at its last traded price;
•
if a constituent continues to be suspended at the end of that 20 business day period (the suspension period), it will be subject to review. The sponsor will take into account the stated reasons for the suspension. These reasons may include announcements made by the company regarding a pending acquisition or restructuring, and any stated intentions regarding a date for the resumption of trading. If following review, a decision is taken to remove the constituent, the sponsor will provide notice of 20 business days (the notice period) that it intends to remove the constituent, at zero value, at the conclusion of the notice period. If the security has not resumed trading at the conclusion of the notice period, it will be removed with two days’ notice. If during the notice period further details are disclosed as to the reason for a company’s suspension, those reasons (and any possible resumption of trade date) will be taken into account when determining if the company should remain on notice;

•
if a suspended constituent resumes trading on or before the last business day of the notice period, the deletion notice will be rescinded and the constituent will be retained in the RTY. However, where the constituent resumes trading after the 40th business day of suspension, the constituent will continue to be removed from the RTY as previously announced but in these circumstance the deletion will be implemented at market value unless there are barriers that render a market value irreplicable. In this event, the company will continue to be removed at zero;

•	if the notice period expires in the week preceding an index review, the company will be removed in conjunction with the index review;
•
in certain limited circumstances where the index weight of the constituent is significant and the sponsor determines that a market-related value can be established for the suspended constituent, for example because similar company securities continue to trade, deletion may take place at the market-related value instead. In such circumstances, the sponsor will set out its rationale for the proposed treatment of the constituent at the end of the suspension period. The company would then be removed at that value at the end of the notice period;

•
subject to the second following paragraph, if a constituent has been removed from the RTY and trading is subsequently restored, the constituent will only be reconsidered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility it will be treated as a new issue.

For example, if the sponsor becomes aware that a U.S. company has appointed a receiver or filed for Chapter 7 bankruptcy, Chapter 11 bankruptcy protection, a liquidation plan, or a delisting under a Form 25, it will be removed from the RTY with notice. If a constituent is removed pursuant to this rule and is not trading and there is no express confirmation that shareholders will receive a fixed cash amount per share held, the sponsor will remove the stock at a nominal price of $0.0001. If a price on an ineligible market (e.g. OTC) is available, the constituent may be removed using this price.
A company emerging from bankruptcy protection or insolvency will be reconsidered for index inclusion at the next annual reconstitution (i.e., there will be no 12 month exclusion).
A constituent will be deleted if the sponsor becomes aware that the price of the constituent has reached its minimum permissible trade price. The constituent will be removed from the RTY in conjunction with the next index review subject to it still being at the minimum permissible trade price at the start of the quarterly review lock down period. The stock will only be reconsidered for index eligibility after a period of 12 months from its deletion. For purposes of index eligibility it will be evaluated as a new issue.
Stock Distributions and distributions in specie— A price adjustment for stock distributions is applied on the ex-date of the distribution. Where the sponsor is able to value a distribution in specie prior to the ex-date, a price adjustment is made to the company paying the dividend at the open on the ex-date. If no valuation of the distribution exists prior to the ex-date, no price adjustment is applied. Where the company whose holders are receiving the distribution is an index member, its shares will be increased according to the terms of the distribution. If such company is not an index member, the distributed shares will be added to the RTY until they have been settled and have listed, at which point they will be removed at the last traded price giving appropriate notice.
Special Cash Dividends — If a constituent pays out a special cash dividend, the price of the stock is adjusted to deduct the dividend amount before the open on the ex-date. No adjustment for regular cash dividends is made in the price return calculation of the RTY.
Updates to Shares Outstanding and Free Float — The sponsor reviews the RTY quarterly for updates to shares outstanding and to free floats used in calculating the RTY. The changes are implemented quarterly in March, June, September and December after the close on the third Friday of such month. The June reconstitution will be implemented on the fourth Friday of June.
In March, September and December shares outstanding and free floats are updated to reflect (i) cumulative share changes greater than 1%, (ii) for constituents with a free float less than or equal to 15%, cumulative free float changes greater than 1%, and (iii) for constituents with a free float greater than 15%, cumulative free float changes greater than 3%. Updates to shares outstanding and free floats will be implemented each June regardless of size (i.e., the percentage change thresholds above will not be applied). The sponsor implements the June updates using data sourced primarily from the companies’ publicly available information filed with the SEC.
Outside of the quarterly update cycle, outstanding shares and free float will be updated with at least two days’ notice if prompted by primary or secondary offerings if (i) there is a USD $1 billion investable market capitalization change related to a primary/secondary offering measured by multiplying the change to index shares by the subscription price or (ii) there is a resultant 5% change in index shares related to a primary or secondary offering and a USD $250 million investable market capitalization change measured by multiplying the change to index shares by the subscription price. The pricing date will serve as the trigger for implementation; i.e. once the sponsor is aware that an offering has priced, the update will be implemented with two days’ notice from market close (contingent on the thresholds described above being triggered). If discovery of the pricing date occurs more than two days after the pricing date, the update will be deferred until the next quarterly review.
In exceptional circumstances, the sponsor may defer implementation until after the new shares are listed and with the provision of two days’ notice. An offering may be deemed exceptional if implementation prior to the listing of the new shares may cause undue price pressure on the company, or if proceeding with the changes may compromise the replicability of the index.
If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, the additional share class will be evaluated for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets the minimum size requirement (the market capitalization of the smallest member of the Russell 3000E Index from the previous rebalance as adjusted for performance to date). If the additional share class is not eligible at the time of distribution, it will not be added to the RTY.

License Agreement
The Russell 2000® Index is a trademark of FTSE Russell and has been licensed for use by TD. The notes are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the notes.
FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell 2000® Index or any data included in the Russell 2000® Index and has no liability for any errors, omissions, or interruptions in the Russell 2000® Index. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the notes, or any other person or entity from the use of the Russell 2000® Index or any data included in the Russell 2000® Index in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000® Index or any data included in the Russell 2000® Index. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.
The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell 2000® Index is based. FTSE Russell’s only relationship to TD is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 2000® Index, which is determined, composed and calculated by FTSE Russell without regard to TD or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.
“Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

The S&P 500® Index
All information contained in this underlier supplement regarding the S&P 500® Index (the “SPX”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The SPX is calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the SPX as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the SPX. The SPX is reported by Bloomberg L.P. under the ticker symbol “SPX”.
Additional information regarding the SPX, including information about its component stocks, sector and country weightings, may be obtained on the following websites: spglobal.com/spdji/en/indices/equity/sp-500/ and spglobal.com/. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
General
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. domiciled equity market. Although the SPX contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be represented by multiple share class lines in the index.
S&P intends for the SPX to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the SPX committee (the “S&P Index Committee”). Relevant criteria for additions to the SPX that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $20.5 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of the stock (defined as the annual dollar value traded divided by the float-adjusted market capitalization of that company) must be greater than or equal to 0.75 at the time of addition to the SPX and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs, spin-offs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange); the company must be a U.S. domiciled company (characterized as a company that satisfies U.S. Securities Exchange Act’s periodic reporting obligations by filing certain required forms for domestic issuers (e.g., Form 10-K annual reports, Form 10-Q quarterly reports and Form 8-K current reports, among others) and with a listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for initial public offerings, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the SPX); spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet all of the eligibility criteria may still be added to the SPX at the discretion of the S&P Index Committee if the merger consideration includes the acquiring company issuing stock to target company shareholders, and the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, OTC bulletin board issues, closed-end funds, exchange-traded funds (“ETFs”), exchange-traded notes, royalty trusts, tracking stocks, special purpose acquisition companies, preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. Stocks are deleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the OTC bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining SPX continuity.
For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the SPX while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.
As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If an SPX constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the SPX at the discretion of the S&P Index Committee.
Calculation of the SPX
The SPX is calculated using a base-weighted aggregative methodology. The value of the SPX on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the SPX times the number of shares of such stock included in the SPX, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the SPX.
The SPX is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the SPX reflects the total market value of all index stocks relative to the index’s base date of 1941-43.
In addition, the SPX is float-adjusted, meaning that the share counts used in calculating the SPX reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds, hedge funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in SPX calculations.
The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest 1%. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
Maintenance of the SPX
In order to keep the SPX comparable over time S&P engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the SPX, or investment and financial experts.
Divisor Adjustments
The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the SPX. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected constituent stock and consequently of altering the aggregate market value of the constituent stocks following the event. In order that the level of the SPX not be affected by the altered market value (which could be an increase or decrease) of the affected constituent stock, S&P generally derives a new divisor by dividing the post-event market value of the constituent stocks by the pre-event index value, which has the effect of reducing the SPX’s post-event value to the pre-event level.
Changes to the Number of Shares of a Constituent
The index maintenance process also involves tracking the changes in the number of shares included for each of the constituent companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.
Material Share/IWF Changes - Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
a)	at least US $150 million, and

b)	at least 5% of the pre-event total shares.
In addition to the materiality threshold, public offerings must satisfy the following conditions:
•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.
For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings or the total underwritten public offering represents at least 5% of total shares and US $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.
For companies with multiple share class lines, the criteria specified above applies to each individual multiple share class line rather than total company shares.
Accelerated implementation for events less than US $1 billion includes an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the subsequent annual IWF review.
For accelerated implementation of at least US $1 billion, S&P applies the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.
Market Specific Accelerated Implementation Rules
Non-fully paid or non-fully settled offerings, such as subscription receipts and forward sales agreements, are ineligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms, or the settlement of forward sale agreements, are updated at a future quarterly rebalancing.
India. Non-mandatory events that otherwise qualify for accelerated implementation are not implemented until the updated shareholder information is available, due to the tendency for such events to be made known to strategic holders ahead of time.
Announcement Policy
For accelerated implementation, S&P provides two (2) business days’ notice for all non-U.S. listed stocks, U.S. listed Depositary Receipts (DRs), and interlisted stocks, and one (1) business days’ notice for all non-DR U.S. listed stocks.
Non-Material Share/IWF Changes – Quarterly Implementation
All non-mandatory events not covered or implemented via the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) are reviewed quarterly, effective after the close of the third Friday of the third month in each calendar quarter and as per below.
Share Updates. At each quarterly review, shares outstanding are updated to the latest available information as of the rebalancing reference date.
IWF Updates

At the quarterly review, IWF changes are only made if there is a share change of at least 5% of total current shares outstanding and if the adjusted IWF absolute change is at least 5, with IWF adjustments limited to the extent necessary to help reflect the corresponding share change.
For quarterly share change events, unless there is explicit information stating that the new shares are not available to the market, shares are generally considered to be available to all investors and reflected in the IWF. Events such as conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are generally implemented as described above.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period
A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.
Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).
During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month, and implemented five business days after the quarterly rebalancing effective date. For these non-mandatory events, S&P uses shares and IWF data as of the upcoming rebalancing effective date to calculate the size of the event and in turn assess if the event qualifies the accelerated implementation rule.
Companies that are the target of cash M&A events, and publicly available guidance indicates the event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the SPX. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the SPX from changing as a result of the corporate action. This helps ensure that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.
Spin-Offs
As a general policy, a spin-off security is added to the SPX on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. The spin-off security will remain in the SPX if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the SPX, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.
Companies that are spun off from a constituent of the SPX do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the S&P Index Committee, a spin-off company may be retained in the SPX if the S&P Index Committee determines it has a total market capitalization representative of the SPX. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the SPX but there are other constituent companies in the SPX that have a significantly lower total market capitalization than the spin-off company, the S&P Index Committee may decide to retain the spin-off company in the SPX.
Several additional types of corporate actions, and their related treatment, are listed in the table below.
Corporate Action	Treatment
Company addition/deletion
Addition
Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.
Deletion
The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.
Rights offering
All rights offerings that are in-the-money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the SPX must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the index.
Recalculation Policy
S&P reserves the right to recalculate and republish the SPX at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the SPX is made at the discretion of the index manager and/or S&P Index Committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the S&P Index Committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the S&P Index Committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the SPX are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in SPX calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the SPX. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:
Market Disruption Prior to Open of Trading:
(i)
If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.
Market Disruption Intraday:
If exchanges indicate that trading will not resume for a given day, the SPX level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday SPX values will continue to use the last traded composite price until the primary exchange publishes official closing prices.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by the Index Sponsor. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed for certain purposes by us. The S&P 500® Index is a product of the Index Sponsor and/or its affiliates and has been licensed for use by us.
The notes are not sponsored, endorsed, sold or promoted by the Index Sponsor, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P 500® Index will accurately track S&P 500® Index performance or provide positive investment returns. S&P and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index. It is possible that this trading activity will affect the value of the notes.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P 500® Equal Weight Index
All information contained in this underlier supplement regarding the S&P 500® Equal Weight Index (the “S&P 500 Equal Weight Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The S&P 500 Equal Weight Index is calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the S&P 500 Equal Weight Index as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the S&P 500 Equal Weight Index. The S&P 500 Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW”.
Additional information regarding the S&P 500 Equal Weight Index, including information about its component stocks, sector and country weightings, may be obtained on the following websites: https://www.spglobal.com/spdji/en/indices/equity/sp-500-equal-weight-index/#overview and spglobal.com/. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
General
The S&P 500 Equal Weight Index is an equal-weighted version of the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500 Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW.”
Methodology of the S&P Equal Weight Index
Composition of the S&P Equal Weight Index is the same as that of the S&P 500® Index. Constituent changes are incorporated in the S&P 500 Equal Weight Index as and when they are made in the S&P 500® Index. When a company is added to the S&P 500 Equal Weight Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from the S&P 500 Equal Weight Index at a price of $0.00. In that case, the company’s replacement is added to that S&P Equal Weight Index at the weight using the previous day’s closing value or the most immediate prior business day that the deleted company was not valued at $0.00.
The S&P 500 Equal Weight Index is generally calculated and maintained in the same manner as the S&P 500® Index, except that each constituent is equally weighted rather than weighted by float-adjusted market capitalization. To calculate the S&P 500 Equal Weight Index, the market capitalization for each stock used in the calculation of the S&P 500 Equal Weight Index is redefined so that each index constituent has an equal weight in the S&P 500 Equal Weight Index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s investable weight factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.
The S&P 500 Equal Weight Index is reset to equal weight quarterly after the close of business on the third Friday of March, June, September and December. The reference date for weighting is the Wednesday prior to the second Friday of the reweighting month and changes are effective after the close of the following Friday using prices as of the reweighting reference date and membership, shares outstanding and IWFs as of the reweighting effective date.
The S&P 500 Equal Weight Index is calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the equal weight methodology described above. For more information about the S&P 500® Index, please see “—Indices— The S&P 500® Index” herein.

The S&P/ASX 200 Index
All information contained in this underlier supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (which we refer to in this description of the S&P/ASX 200 Index as “S&P”). The S&P/ASX 200 Index is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P/ASX 200 Index. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51”.
Additional information regarding the S&P/ASX 200 Index, including information about its component stocks, sector and country weightings, may be obtained the following website: spglobal.com/spdji/en//indices/equity/sp-asx-200 and spglobal.com/ We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
The S&P/ASX 200 Index:
•	was first launched in 1979 by the Australian Securities Exchange (the “ASX”) and was acquired and re-launched by its current basket component sponsor on April 3, 2000; and
•	is sponsored, calculated, published and disseminated by S&P.
The S&P/ASX 200 Index includes 200 of the largest and most liquid stocks on the Australian equity market by float-adjusted market capitalization. As discussed below, the S&P/ASX 200 is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the ASX. All ordinary and preferred shares (if such preferred shares are not of a fixed income nature) listed on the ASX, including secondary listings, are eligible for the S&P/ASX 200 Index. Hybrid stocks such as convertible stocks, bonds, warrants, preferred stock that provides a guaranteed fixed return and listed investment companies are not eligible for inclusion. Stocks that are currently the target of an acquisition are ineligible for inclusion or promotion to the S&P/ASX 200 Index.
The S&P/ASX 200 Index is intended to provide exposure to the largest 200 eligible securities that are listed on the ASX by float-adjusted market capitalization. Constituent companies for the S&P/ASX 200 Index are chosen based on market capitalization, public float and liquidity. All index-eligible securities that have their primary or secondary listing on the ASX are included in the initial selection of stocks from which the 200 component stocks may be selected.
The float-adjusted market capitalization of companies is determined based on the daily average market capitalization over the last six months. The security’s price history over the last six months, adjusted for price-adjusting corporate actions, the latest available shares on issue and the investable weight factor (the “IWF”) are the factors relevant to the calculation of daily average market capitalization. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities.
Number of Shares
When considering the S&P/ASX 200 Index eligibility of securities for inclusion or promotion into S&P/ASX indices, the number of index securities under consideration is based upon the latest available ASX quoted securities. For domestic securities (companies incorporated in Australia and traded on the ASX, companies incorporated overseas but exclusively listed on the ASX and companies incorporated overseas and traded on other markets but most of its trading activity is on the ASX), this figure is purely based upon the latest available data from the ASX.
Foreign-domiciled securities may quote the total number of securities on the ASX that is representative of their global equity capital; whereas other foreign-domiciled securities may quote securities on the ASX on a partial basis that represents their Australian equity capital. In order to overcome this inconsistency, S&P will quote the number of index securities that are represented by CHESS Depositary Interests (CDIs) for a foreign entity. When CDIs are not issued, S&P will use the total securities held on the Australian register (CHESS and, where supplied, the issuer sponsored register). This quoted number for a foreign entity is representative of the Australian equity capital, thereby allowing the S&P/ASX 200 Index to be reflective of the Australian market.
The number of CDIs or shares of a foreign entity quoted on the ASX can experience more volatility than is typically the case for ordinary shares on issue. Therefore, an average number on issue will be applied over a three-month period.
For CDIs that have been on issue for less than three months, the available history is applied. For CDIs included in the S&P/ASX 200 Index due to a corporate action (e.g., a spin-off), the shares outstanding are reviewed at the following rebalance once a three-month average is available. Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.
IWF
The S&P/ASX 200 Index is float-adjusted, meaning that the share counts used in calculating the S&P/ASX 200 Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed; private equity, venture capital and special equity firms; asset managers and insurance companies with board of directors representation; shares held by another publicly traded company; holders of restricted shares; company-sponsored employee share plans or trusts, defined contribution plans/savings and investment plans; foundations or family trusts associated with the company; government entities at all levels except government retirement or pension funds; sovereign wealth funds; and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than depositary banks; pension funds, including government pension and retirement funds; mutual funds, exchange traded fund providers, investment funds, hedge funds and asset managers that do not have direct board of directors representation, including: stakeholders who may have the right to appoint a board of directors member but choose not to do so, stakeholders who have exercised a right to appoint a board of directors observer even if that observer is employed by the stakeholder, and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder; investment funds of insurance companies; and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.
The exclusion is accomplished by calculating an investable weight factor (IWF, as described above) for each stock that is included in the S&P/ASX 200 Index as follows:
IWF = (available float shares) / (total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
For traditional IPOs, the IWF is generally calculated using the total shares offered (excluding overallotment options) for that share class, divided by the total shares outstanding for the same share class post-IPO.
For IPO direct placement listings on ex-U.S. exchanges, the IWF is calculated using the number of shares listed after excluding the strategic/controlling shareholders.
For direct placement listings on U.S. exchanges, the IWF is calculated using the total registered shares as announced in official documents, subtracting out all control holders and then dividing that result by the total shares outstanding for that share class post IPO.A company must have a minimum IWF of 0.3 to be eligible for index inclusion, however an IWF at or above that level is not necessary for ongoing index membership.
The IWF for foreign domiciled securities in the S&P/ASX 200 Index is typically set to 1.
IWFs are reviewed annually as part of the September quarterly review. In addition to the annual IWF review, certain events may warrant an intra-quarter or quarterly IWF update.

Liquidity Test
Only stocks that are regularly traded are eligible for inclusion. Eligible stocks are considered for index inclusion based on their stock median liquidity (median daily value traded divided by its average float-adjusted market capitalization for the last six months) relative to the market capitalization weighted average of the stock median liquidities of the 500 constituents of the All Ordinaries index, another member of the S&P/ASX index family.
Index Maintenance
S&P rebalances the S&P/ASX 200 Index constituents quarterly to ensure adequate market capitalization and liquidity. The reference date used for the trading data is the second to last Friday of the month prior to the rebalancing. Quarterly review changes take effect after the market closes on the third Friday of March, June, September and December. Eligible stocks are considered for index inclusion based on their float-adjusted market capitalization rank relative to the stated quota of 200 securities. For example, a stock that is currently in the S&P/ASX 300 and is ranked at 175, based on float-adjusted market capitalization, within the universe of eligible securities may be considered for inclusion into the S&P/ASX 200 Index, provided that liquidity hurdles are met. Stocks that fail the relative liquidation criteria are typically removed from the float-adjusted market capitalization rankings.
In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy buffer requirements in terms of the rank of the stock relative to a given index. In order to be added to the S&P/ASX 200 Index, a stock must be ranked 179th or higher, and in order to be deleted from the S&P/ASX 200 Index, a stock must be ranked 221st or lower. The buffers are established to limit the level of index turnover that may take place at each quarterly rebalancing. The buffers serve as guidelines for arriving at any potential constituent changes to the S&P/ASX 200 Index, however, these rules can be by-passed when circumstances warrant.
Between rebalancing dates, an index addition is generally made only if a vacancy is created by an index deletion. Index additions are made according to float-adjusted market capitalization and liquidity. The reference date used to determine the index replacement is determined on a case by case basis and taken closer to the time of the event that triggered the vacancy. An initial public offering is added to the S&P/ASX 200 Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify index inclusion.
Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the closing price of the security on the deletion date for cash-only offers. Otherwise the best available price in the market is used.
Share numbers for all index constituents are updated quarterly and are rounded to the nearest thousand.
Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of index shares will only take place when the 3-month average of CDIs or the total securities held in the Australian branch of the issuer sponsored register (where supplied) and in CHESS, on the rebalancing reference date, differs from the current index shares by 5% or more. Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.
Intra-Quarter Changes to the Number of Shares of a Constituent
Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule.

Material Share/IWF Changes - Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
(a) at least US $150 million, and
(b) at least 5% of the pre-event total shares.
In addition to the materiality threshold, public offerings must satisfy the following conditions:
•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.
For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings or the total underwritten public offering represents at least 5% of total shares and US $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.
For companies with multiple share class lines, the criteria specified above applies to each individual multiple share class line rather than total company shares.
Accelerated implementation for events less than US $1 billion includes an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation.
For accelerated implementation of at least US $1 billion, S&P applies the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00.
Market Specific Accelerated Implementation Rules
U.S. and Canada. Non-fully paid or non-fully settled offerings, such as subscription receipts in Canada and forward sales agreements in the U.S., are ineligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms, or the settlement of forward sale agreements, are updated at a future quarterly rebalancing.
India. Non-mandatory events that otherwise qualify for accelerated implementation are not implemented until the updated shareholder information is available, due to the tendency for such events to be made known to strategic holders ahead of time.
Announcement Policy
For Australian stocks, S&P will provide two (2) business days’ notice from the day the Appendix 2A (ASX Listing Rules - Application for Quotation of Securities) is filed. If the Appendix 2A is filed at or after the end of the day, accelerated changes will be implemented at the earliest on the next trading day.
Non-Material Share/IWF Changes – Quarterly Implementation

All non-mandatory events not covered or implemented via the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) are reviewed quarterly, effective after the close of the third Friday of the third month in each calendar quarter and as per below.
Share Updates
At each quarterly review, shares outstanding are updated to the latest available information as of the rebalancing reference date.
IWF Updates
At the quarterly review, IWF changes are only implemented if there is a share change of at least 5% of total current shares outstanding and if the adjusted IWF absolute change is at least 5%, with IWF adjustments limited to the extent necessary to help reflect the corresponding share change.
For quarterly share change events, unless there is explicit information stating that the new shares are not available to the market, shares are generally considered to be available to all investors and reflected in the IWF. Events such as conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are generally implemented as described above.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period
A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month.
Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).
During the share/IWF freeze period shares and IWFs are not changed, and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date. For these non-mandatory events, S&P uses shares and IWF data as of the upcoming rebalancing effective date to calculate the size of the event and in turn assess if the event qualifies the Accelerated Implementation rule.
Companies that are the target of cash M&A events, and publicly available guidance indicates the event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.
Calculation of the S&P/ASX 200 Index
The S&P/ASX 200 Index is calculated using a base-weighted aggregate methodology. The value of the S&P/ASX 200 Index on any day for which an index value is published is determined by a fraction, the numerator of which is the sum for all component stocks of the products of the price of each stock in the S&P/ASX 200 Index times the number of shares of such stock included in the S&P/ASX 200 Index times that stock’s IWF, and the denominator of which is the divisor, which is described more fully below.

In order to prevent the value of the S&P/ASX 200 Index from changing due to corporate actions, all corporate actions may require S&P to make an index or divisor adjustment. This helps maintain the value of the S&P/ASX 200 Index and ensures that the movement of the S&P/ASX 200 Index does not reflect the corporate actions of the individual companies that comprise the S&P/ASX 200 Index.
The table below summarizes the types of index adjustments and indicates whether the corporate action will require a divisor adjustment:

Corporate Action	Treatment
Company addition/deletion
Addition
Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.
Deletion
The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Spin-off
The spin-off is added to the index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company, and will remain in the index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.
If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being deleted is reinvested across all the index components proportionally such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering
All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Recalculation Policy
S&P reserves the right to recalculate and republish the S&P/ASX 200 Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate event; (3) incorrect application of corporate action or index methodology; (4) late announcement of a corporate event; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P/ASX 200 Index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from the potential recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate event, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P/ASX 200 Index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P/ASX 200 Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P/ASX 200 Index following specified guidelines. In the event that the S&P/ASX 200 Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Prices used to calculate the S&P/ASX 200 Index are obtained from ICE and Refinitiv. If the relevant exchange suffers a failure or interruption, real-time calculations are halted until the exchange confirms that trading and price dissemination has resumed.
If the interruption is not resolved before the market close and the exchange publishes a list of closing prices, those prices are used to calculate the closing value of the S&P/ASX 200 Index. If no list is published, the last trade for each security before the interruption is used to calculate the closing value of the S&P/ASX 200 Index. If no trades were reported for a security, the previous close adjusted for corporate actions, is used for index calculation.
In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P/ASX 200 Index.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
In the event of an unexpected exchange closure, S&P uses the following guidelines:
If an unexpected exchange closure occurs prior to the open of trading and it is indicated that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday.
If a market disruption occurs intraday, S&P will wait for the impacted exchange to publish a list of closing prices, which will then be used to calculate the closing index values. If no list is published, the last trade for each security before the interruption is used to calculate the index closing value. If no trades were reported for a security, the previous closing price, adjusted for corporate actions, is used for index calculation.

License Agreement
The AS51 is a product of S&P, and has been licensed for use by us. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); “Standard & Poor’s®,” “S&P/ASX 200®” and “S&P®” are trademarks of S&P Financial; and these trademarks have been licensed for use by S&P and sublicensed for certain purposes by us.
The notes are not sponsored, endorsed, sold or promoted by S&P, Dow Jones, S&P Financial, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the AS51 to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the AS51 is the licensing of the AS51 and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The AS51 is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the owners of notes into consideration in determining, composing or calculating the AS51. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the AS51 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE AS51 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE AS51 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Select Sector Indices
All information contained in this underlier supplement regarding the indices described below (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The Select Sector Indices are calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the Select Sector Indices as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the Select Sector Indices.
Additional information regarding each Select Sector Index, including information about its component stocks and country weightings, may be obtained the following website: spglobal.com. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
The constituents included in each Select Sector Index at any time are members of the S&P 500® Index (the “S&P 500 Index”). For additional information about the S&P 500 Index, see “—Indices—The S&P 500® Index” above.
The Communication Services Select Sector Index
The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”
The Consumer Discretionary Select Sector Index
The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”
The Consumer Staples Select Sector Index
The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”
The Energy Select Sector Index
The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”
The Financial Select Sector Index
The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”
The Health Care Select Sector Index
The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”
The Industrial Select Sector Index
The Industrial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector. The Industrial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index
The Materials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® materials sector. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”
The Real Estate Select Sector Index
The Real Estate Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”
The Technology Select Sector Index
The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”
The Utilities Select Sector Index
The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”
Select Sector Index Capping Methodology
For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:
(1)	The rebalancing reference date is the Wednesday prior to the second Friday of March, June, September, and December.
(2)
With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

(3)	If any company has a weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer.
(4)	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.
(5)	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.
(6)	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.
(7)
If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

(8)	This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.
(9)
Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

(10)
If, on the second to last business day of March, June, September, or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and IWFs as of the rebalancing effective date.

When companies are represented in the Select Sector Indices by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.
Calculation, Maintenance and Governance of the Select Sector Indices
The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500 Index, subject to the capping methodology described above.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by the Sponsor. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed for certain purposes by us. The Select Sector Indices are a product of the Sponsor and/or its affiliates and has been licensed for use by us.
The notes are not sponsored, endorsed, sold or promoted by the Sponsor, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Sector Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the Select Sector Indices is the licensing of the Select Sector Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Select Sector Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the Select Sector Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Select Sector Indices will accurately track the Select Sector Indices performance or provide positive investment returns. S&P and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Sector Indices. It is possible that this trading activity will affect the value of the notes.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Swiss Market Index
All information contained in this underlier supplement regarding the Swiss Market Index (the “SMI”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the SIX Group Ltd. (referred to in this description of the SMI as “SIX Group”). The SMI is calculated, maintained and published by SIX Group, certain of its subsidiaries, and the Management Committee of the SIX Swiss Exchange (the “Exchange”). SIX Group has no obligation to continue to publish, and may discontinue the publication of, the SMI. The SMI is reported by Bloomberg L.P. under the ticker symbol “SMI”.
Additional information regarding the SMI, including information about its component stock and sector weightings, may be obtained the following website: six-group.com/en/products-services/the-swiss-stock-exchange/market-data/indices/equity-indices/smi.html. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
The SMI:
•	was first launched with a base level of 1,500 as of June 30, 1988; and
•	is sponsored, calculated, published and disseminated by SIX Group, certain of its subsidiaries, and the Management Committee of the Exchange.
The SMI is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the Exchange. The SMI represents more than 75% of the free-float-market capitalization of the entire Swiss market.
Composition and Selection Criteria for the SMI
The SMI is comprised of the 20 highest ranked stocks traded on the Exchange that have a free float of 20% or more and that are not investment companies. The equity universe is largely Swiss domestic companies, although in some cases foreign issuers with a primary listing on the Exchange that submit to certain reporting requirements or investment companies that do not hold any shares of any company that has a primary listing on the Exchange may be included.
The ranking of each security is determined by a combination of the following criteria:
•
average free-float market capitalization over the last 12 months (compared to the capitalization of the SIX Performance Index, which serves as a benchmark for the overall Swiss equity market and as the index universe for the SMI), and

•	cumulative on order book turnover over the last 12 months (compared to the total turnover of the SIX Performance Index).
Each of these two factors is assigned a 50% weighting in ranking the stocks eligible for the SMI.
The SMI is reconstituted annually after prior notice of at least two months on the third Friday in September after the close of trading. For companies that were listed during the last 12 months, the cumulated on order book turnover generally excludes the first five trading days in the calculation. The ordinary index reconstitution is based on data from the previous July 1 through June 30. Provisional interim selection (ranking) lists based on the average free-float market capitalization and cumulative on order book turnover over the last 12 months are also published at the cut off dates March 31, September 30 and December 31.
The 18 securities with the highest rank are selected for inclusion in the SMI. In order to reduce turnover, a buffer is used for securities ranked 19 to 22. From the securities ranked 19 to 22, those which are currently already in the SMI are included with priority. After that, new components are added from the buffer until the SMI has 20 components.

If a company has primary listings on several exchanges and less than 50% of that company’s total turnover is generated on the SIX Swiss Exchange, it will not be included in the SMI unless it satisfies an additional liquidity criteria. For this purpose, at the ordinary index review in September, all index components of the Swiss Performance Index are ranked in descending order according to their cumulative order book turnover of the last 12 months relative to the total turnover of the Swiss Performance Index. Such a security must rank at least 18 or better in terms of the cumulated on order book turnover over the past 12 months and if it ranks 23 or lower it will be automatically excluded from the SMI (i.e., without considering its free float).
Maintenance of the SMI
Constituent Changes. In the case of major market changes as a result of corporate actions, the Management Committee of the Exchange can decide at the request of the Index Commission (an advisory board that supports the Exchange) that a security should be admitted to the SMI outside of the annual review period as long as it clearly fulfills the criteria for inclusion. For the same reasons, a security can also be excluded if the requirements for admission to the SMI are no longer fulfilled. Extraordinary exclusions and respective additions into the SMI are implemented after a notification period of usually five trading days. Extraordinary inclusions into the SMI take place after a three-month period on a quarterly basis after the close of trading on the third Friday of March, June, September and December (for example, a security listed on or before the 5th trading day prior to the end of November cannot be included until the following March). In case of a planned delisting, the exclusion of an index component is made, if possible, on the next ordinary index review. However, if the delisting would be effective before the ordinary index review, the component is excluded from the SMI on the effective date of the delisting. If the index component no longer meets the criteria for remaining in the SMI due to a pending acquisition, it may be removed ahead of time. If a delisting has been confirmed, it will be removed from the SMI at the next upcoming ordinary quarterly adjustment date (March, June, September and December) with a notice period of at least five days. However, if the delisting would be effective before the ordinary index review, the security is excluded from the SMI on the effective date of the delisting. If a delisted company is removed before the ordinary index review, it will be replaced by the best ranked candidate on the selection list which is not yet part of the SMI in order to maintain 20 components.
Capped Weightings and Intra-Quarter Breaches. The weight of any component stock that exceeds a weight of 18% within the SMI is reduced to that value at each ordinary quarterly adjustment date by applying a capping factor to the calculation of such component stock’s free float market capitalization. A component stock’s number of shares and free float figure are used to determine its capping factor. The excess weight (the difference of the original weight minus the capped weight) is distributed proportionally across the other component stocks.
The component stocks are also capped at 18% as soon as two index constituents exceed a weight of 20% (an “intra-quarter breach”). If an intra-quarter breach is detected at the close of trading, the new capping factors become effective after the close of trading on the following trading day. The weights of the largest component stocks are therefore set again to 18% effective after the close of the following trading day. If an issuer is represented in the SMI by more than one security, their free float market capitalization is cumulated for the calculation of the capping factors.
Number of Shares and Free Float. The securities included in the SMI are weighted according to their free float. This means that shares deemed to be in fixed ownership are deducted from the market capitalization of that company. The free float is calculated on the basis of outstanding shares. Issued and outstanding share capital is, as a rule, the total share capital that has been fully subscribed and fully or partially paid in and registered in the Commercial Register. Not counting as issued and outstanding share capital are the authorized capital and the conditional capital of a company. The free float is calculated on the basis of listed shares only. If a company offers several different categories of listed participation rights, each is treated separately for the purposes of index calculation.
Fundamentally deemed to be shares held in fixed ownership are shares held by individual persons or groups of persons in companies and that reach or exceed the threshold of 5%. Shares held by individual persons and groups of persons bound by a shareholders’ agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in the company are also deemed to be in fixed ownership.

For the calculation of the number of shares in firm hands, the Exchange may also use other sources than the reports submitted to it. In particular, the Exchange may rely on information from issuer surveys conducted by itself.
In general, shares held by administrators, trustees, investment fund companies, pension funds and investment companies are counted as free float. The Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.
The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates (“Partizipationsscheine”) and bonus certificates (“Genussscheine”) is taken into full account in calculating the SMI because it does not confer voting rights.
The number of securities in the SMI and the free-float factors are adjusted after the close of trading on four adjustment dates per year, the third Friday of March, June, September and December. Such changes are provisionally pre-announced at least one month before the effective date, although SIX Group reserves the right to take account of recent changes up to five trading days before the effective date.
In order to avoid frequent slight changes to the weighting and to maintain the stability of the SMI, any extraordinary change of the total number of outstanding securities or the free float will only result in an extraordinary adjustment if it exceeds 10% and 5% respectively, occurs from one trading to the next and is in conjunction with a corporate action.
Such adjustment is effective considering a notice period of two days. The effective date is based on available information.
Calculation of the SMI
SIX Group calculates the SMI using the “Laspeyres formula,” with a weighted arithmetic mean of a defined number of securities issues. The formula for calculating the index value can be expressed as follows:
SMI = Free Float Market Capitalization of the SMI / Divisor
The “free float market capitalization of the SMI” is equal to the sum of the product of the last-paid price, the number of shares, the free float factor, the capping factor and, if a foreign stock is included, the current CHF exchange rate as of the time the index value is being calculated. The index value is calculated in real time and is updated whenever a trade is made in a component stock. Where any component stock price is unavailable on any trading day, the Exchange will use the last reported price for such component stock. Only prices from the Exchange’s electronic order book are used in calculating the SMI.
Divisor Value and Adjustments
The divisor is a technical number used to calculate the SMI and is adjusted to reflect changes in market capitalization due to corporate events.
Below are common corporate events and their impact on the divisor of the SMI:
Event	Divisor Change?
Regular cash dividend	No
Share split	No
Rights issue	If the rights issue is used to raise capital, the divisor increases. If the rights issue is used to return capital, the divisor decreases.

Merger & Acquisition Activities
Mergers and acquisitions are corporate actions that go along with a change to the ownership structure of one or more companies. This can result in the disappearance of the involved companies and in the creation of a new company (merger) or in the integration of one company into the other (acquisition). Therefore, the corporate action may lead to a new listing or to a delisting which results in an adjustment of the index composition. In both cases a change in the number of shares or the free float factor are to be considered which result in a change of the components weight.
Spin-offs
A spinoff occurs when a company sells parts of its business into a new company and lists its shares. The shares of the newly formed company are distributed equally to the shareholders of the existing company. Therefore, the spin-off is generally treated as an extraordinary payment. However, no market price is available on the ex-date of the spinoff. In order to obtain such a market price, the spun off company is added to the SMI with a reference price during the ex-day. The opening price will be 0. The instrument is added to the SMI at the ex-date with a price of 0. The adjustments to market value are made on the first trading day following the ex-date with the closing price of the same.
License Agreement
We have entered into a non-exclusive license agreement with SIX Swiss Exchange, whereby we and our affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the SMI, which is owned and published by SIX Swiss Exchange, in connection with certain products, including the notes.
These notes are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange and the SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular time on any particular day or otherwise. However, the SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein.
SIX Group, SIX Swiss Exchange, SPI, Swiss Performance Index (SPI), SPI EXTRA, SPI ex SLI, SMI, Swiss Market Index (SMI), SMI MID (SMIM), SMI Expanded, SXI, SXI Real Estate, SXI Swiss Real Estate, SXI Life Sciences, SXI Bio+Medtech, SLI, SLI Swiss Leader Index, SBI, SBI Swiss Bond Index, SAR, SAR SWISS AVERAGE RATE, SARON, SCR, SCR SWISS CURRENT RATE, SCRON, SAION, SCION, VSMI and SWX Immobilienfonds Index are trademarks that have been registered in Switzerland and/or abroad by SIX Group Ltd respectively SIX Swiss Exchange. Their use is subject to a license.

TOPIX®
All information contained in this underlier supplement regarding TOPIX® (“TPX”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, JPX Market Innovation & Research (referred to in this description of TPX as “JPXI”). TPX is calculated, maintained and published by JPXI. JPXI has no obligation to continue to publish, and may discontinue the publication of, TPX. TPX is reported by Bloomberg L.P. under the ticker symbol “TPX”.
Additional information regarding TPX, including information about its component stock and sector weightings, may be obtained the following website: jpx.co.jp/english/markets/indices/topix. We are not incorporating by reference such website or any material it includes in this underlier supplement, any applicable supplement or the accompanying prospectus for any offering of notes or any document incorporated herein or therein by reference.
TPX, also known as the Tokyo Stock Price Index, is a capitalization weighted index of all the domestic common stocks listed on the First Section of the TSE. TPX is calculated and published by JPXI.
Domestic stocks admitted to the Tokyo Stock Exchange (the “TSE”) are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index. On April 4, 2022, JPXI began revisions to TPX in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, Standard Market or Growth Market. Revisions to TPX will be carried out in stages from October 2022 to January 2025. Prior to April 4, 2022, TPX was comprised of all domestic common stocks listed on the First Section of the TSE. At that time, domestic stocks admitted to the TSE were assigned either to the TSE First Section, TSE Second Section, TSE Mothers or JASDAQ (Standard and Growth). TPX is supplemented by the sub-basket components of the 33 industry sectors and was developed with a base index value of 100 as of January 4, 1968.
TPX Composition and Maintenance
As of April 4, 2022, TPX was comprised of all domestic common stocks listed on the TSE First Section as of April 1, 2022 (the business day before the TSE market restructuring), excluding certain types of securities such as subscription warrant securities and preferred equity contribution securities. During the period from April 4, 2022 to January 31, 2025, constituent revisions will be carried out in stages as described further below.
TPX Calculation
TPX is a free-float-adjusted market-capitalization-weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968.
JPXI calculates TPX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating TPX value can be expressed as follows:
Index value = Base index value of 100 x	Current free-float - adjusted market value Base market value
The current free-float-adjusted market value is the sum of the products of the price times the number of free-float- adjusted shares for each constituent stock.
The number of free-float-adjusted shares for this calculation is the total number of listed shares multiplied by free- float weight multiplied by the cap-adjustment ratio. The total number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex- rights date.
Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by JPXI for each constituent stock. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed in order to reflect the latest distribution of share ownership. JPXI estimates non-free-float shares using published materials such as securities reports, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks and shares held by members of the issuer’s board of directors to be unavailable for trading in the market and shares held by other listen companies for investment purposes other than pure investment. JPXI may deem other shares to be unavailable for trading in the market. Securities deemed to be held by individuals indicated in the section of the state of corporate governance, etc. in the securities report will not be included in the estimation of non-free-float shares. The timing of the yearly free- float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events JPXI expects will significantly affect the free-float weight. These include when new shares are allocated to a third party, preferred shares are converted or subscription warrants are exercised, as well as in the event of a company spin-off, merger, stock-swap, take-over bid and other events JPXI judges deem will significantly affect free-float weight.
The upper weighting limit for any one constituent of TPX is 10%. If an issue’s weight calculated by free-float adjusted market capitalization as of the weighting base date is over the upper limit, a cap-adjustment ratio for adjustment of weight will be applied to said issue on the last business day of October. Even if the weight again exceeds the upper limit due to stock price movements or other reasons, the cap-adjustment ratio will not be changed until the last business day of the next October.
In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings, adjustments are made by JPXI to the base market value in order to maintain the continuity of TPX.
Weighting Adjustments by Tradable Share Market Capitalization Criteria (only applicable from April 4, 2022 through January 31, 2025)
i)
Designation of “phased weighting reduction constituents.” Of the TPX/Ex-TPX constituents as of April 1, 2022, those that fall under both the following (a) and (b) will be designated as “phased weighting reduction constituents”:

a.
First decision: The constituent’s tradable share market capitalization is less than JPY 10 billion as of the “Notice on Whether the Listed Company is Meeting the Continued Listing Criteria for New Market Segments”, which has a base date of June 30, 2021, and

b.	Second decision: The constituent’s tradable share market capitalization is less than JPY 10 billion at the end of the reporting period following the reporting period used in decision (a).
•
Any constituent applying for listing on the 1st Section through an initial listing (excluding technical listings) or section transfer after the “first set of revisions pertaining to cash equity market restructuring” were implemented on November 1, 2020 will not be subject to designation as a phased weighting reduction constituent based on tradable share market capitalization.

ii)	Adjustment to the weighting of phased weighting reduction constituents
•
The weighting of phased weighting reduction constituents will be reduced in 10 stages on the last business day of every quarter starting on the last business day of October 2022 (October 31, 2022), and these constituents will be removed from the index on the last business day of January 2025.

•
Said adjustments to the weighting of phased weighting reduction constituents will be calculated by multiplying the free-float weight by the transition factor (which will decrease from 1.0 to 0 in increments of 0.1)

•
In order to check whether there have been changes to the tradeable share market capitalization of each phased weighting reduction constituent, a re-evaluation will be conducted, using tradable share market capitalization as of the end of the reporting period following the reporting period used for the second decision in (i)(b). If the tradable share market capitalization of a constituent has reached JPY 10 billion or more but the annual traded value ratio of said constituent has not reached 0.2 at this point, the transition factor will no longer decrease as of the fifth stage (it will stay at 0.6, the same as the fourth stage). If the tradable share market capitalization and the annual traded value ratio of a constituent have reached JPY 10 billion or more and 0.2 or more respectively at this point, the transition factor shall be increased to 1 in increments of 0.1 from the fifth stage and said constituent will be removed from the list of phased weighting reduction constituents.
•
The traded value ratio used for the re-evaluation in (ii) is calculated using the sum of monthly traded value ratios from September 2022 to August 2023. The monthly traded value ratio shall be calculated as follows: (Median of daily traded value in trading sessions at TSE multiplied by the number of business days in the month) divided by the free-float adjusted market capitalization as of the last business day of the month before the transition factor was applied.

Transition Schedule
Transition Stage	Index Revision Date	Transition Factor
1st	Last business day of October 2022	x0.9
2nd	Last business day of January 2023	x0.8
3rd	Last business day of April 2023	x0.7
4th	Last business day of July 2023	x0.6
Re-evaluation
5th	Last business day of October 2023	x0.5
6th	Last business day of January 2024	x0.4
7th	Last business day of April 2024	x0.3
8th	Last business day of July 2024	x0.2
9th	Last business day of October 2024	x0.1
10th (removed from TPX)	Last business day of January 2025	x0

Non-periodic removal
Constituents which are delisted (excluding cases where the stock lists on another TSE market immediately), designated as Securities to be Delisted, or designated as Securities on Special Alert shall be removed.
If a constituent is designated as a security on special alert as of the day of transition to the new market structure (April 4, 2022), said constituent will be removed from TPX on the last business day of April 2022.
Non-period inclusion
•
Stocks which carry out initial listings (excluding technical listings) on or transfer to the Prime Market will be included in TPX on the last business day of the month following the month containing the listing date or transfer date.

•
In the event a constituent of TPX is delisted due to a stock transfer, stock swap, merger for creating a new company or demerger, and the newly created, surviving or succeeding company is listed without delay, JPXI will add the new company to the index.

•
In the event a constituent of TPX is delisted due to a stock swap or absorption-type merger, in which the surviving company or the parent company holding all shares of the constituent company is not a constituent of TPX, then JPXI will add the surviving company or the parent company to the index.

•
For issues that are removed from the index due to designation as securities on special alert, but have had said designation cancelled as of the last business day of August 2023, if the company meets the same criteria as for the re-evaluation in “Adjustment to the weighting of phased weighting reduction constituents” above (i.e., tradeable share market capitalization of JPY 10 billion or more and annual traded value ratio of 0.2 or more), said company shall be added to TPX on the last business day of October 2023.

Dates of Constituent Inclusion and Removal
Additions and Deletions of Constituents
	Event	Adjustment Date	Stock Price Used for Adjustment
Addition	A company is to be newly listed on the TSE Prime Market (directly listed or via another stock exchange)	Last business day of the month after such listing	Stock price at the end of trading on the business day before adjustment date
Addition
New listing of a newly formed company resulting from a corporate consolidation, acquisition, merger or split (personnel split) that results in an TOPX or Ex-TOPX constituent being delisted and the new company being included in TOPX.
		New listing date. If the initial listing date falls on a holiday, it will be the following business day	Base price
Addition	Delisting of a TPX constituent due to a stock swap or an absorption-type merger with a surviving stock that is not a TPX constituent, and the surviving stock is included in TPX	Delisting date	Stock price at the end of trading on the business day before adjustment date
Addition	Transfer to TSE Prime Market	Last business day of the month following the change	Stock price at the end of trading on the business day before adjustment date
Deletion
New listing of a newly formed company resulting from a corporate consolidation, stock transfer, stock swap, merger for creating a new company or demerger that results in a TPX constituent being delisted and the new company being included in TPX.
Listing date of the newly formed company (normally two business days following delisting date)
Stock price at the end of trading on the business day before delisting date. The stock price at the end of trading on the business day before the delisting date is used to calculate the index for the period from the delisting date to the removal date

Deletion	A constituent is to be delisted due to a reason other than as described in the preceding scenario	Delisting date	Stock price at the end of trading on the business day before adjustment date
Deletion	A constituent’s securities are designated to be delisted or designated as a security on special alert	Four business days after designation. If the designation date falls on a holiday, it will be the next	Stock price at the end of trading on the business day before adjustment date business day
Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.
Change in the Number of Shares
Event	Adjustment Date	Stock Price Used for Adjustment
Change of free-float weight	Date of change	Stock price at the end of trading on the business day before adjustment date
Public offering	Additional listing date (day after payment date). If listing date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date
Allocation of new shares to a third party	Five business days after additional listing date (two business days after payment date)	Stock price at the end of trading on the business day before adjustment date
Capital increase through allotment to shareholders	Ex-rights date	Payment price per share
Exercise of subscription warrants	Last business day of the month following exercise	Stock price at the end of trading on the business day before adjustment date
Conversion of preferred shares	Last business day of the month following conversion	Stock price at the end of trading on the business day before adjustment date
Cancellation of treasury stock	Last business day of the month following cancellation	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps other than that described above (including the share delivery where the share delivery subsidiary is an unlisted company)	Listing change date (effective date)	Stock price at the end of trading on the business day before adjustment date

Rights offering (limited to case where the allotted subscription warrant securities are listed; the case where the allotted subscription warrant securities are not listed is treated as “Exercise of subscription warrants”)
	Ex-rights date	Payment price per share
Offering for sale of shares held by the Government of Japan (Nippon Telegraph, Telephone and Japan Tobacco and Japan Post Holdings only)	Date determined by JPXI (generally the delivery date)	Stock price at the end of trading on the business day before adjustment date
Demerger (absorption-type)	Listing change date (the effective date)	Stock price at the end of trading on the business day before adjustment date
Other adjustments	Last business day of the month in which the information appears in “Sho-ho” (TSE Notice) or the last business day of the following month	Stock price at the end of trading on the business day before adjustment date
No adjustments will be made to the base market value in the case of a stock split, reverse stock split, or gratis allotment of shares (limited to cases where treasury stock is allotted).
Retroactive adjustments will not be made to revise the figures of the index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.
Market Disruption
If trading in a certain constituent is halted, JPXI regards the constituent’s share price for purposes of calculating TPX to be unchanged. Where an event that is not specified in the rules of TPX occurs, or if JPXI decides that it is impossible to use its existing methods to calculate the TOPX Index, JPXI may use an alternate method of index calculation as it deems valid.
License Agreement
We have agreed to enter into a non-exclusive license agreement with the JPXI whereby it, in exchange for a fee, is permitted to use TPX in connection with certain certificates of deposit, including the notes. The Issuer is not affiliated with the TSE; the only relationship between the TSE and the Issuer is any licensing of the use of TPX and trademarks relating to it.
The license agreement between us and the TSE provides that the following disclaimer must be set forth herein:
(i)
The TOPIX Index Value and the TOPIX Index Marks are subject to the rights owned by the TSE and the TSE owns all rights relating to TPX, such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Index Marks.

(ii)
The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Index Marks or cease the use thereof.

(iii)
The TSE makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Index Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)
The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)	No notes are in any way sponsored, endorsed or promoted by the TSE.
(vi)	The TSE shall not bear any obligation to give an explanation of the notes or an advice on investments to any purchaser of the notes or to the public.
(vii)	The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes for calculation of the TOPIX Index Value.
(viii)	Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the notes.
“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and prior to the settlement date we expect them to be licensed for use by the Issuer or one of its affiliates. The notes have not been and will not be passed on by the TSE as to their legality or suitability. The notes will not be issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this underlier supplement, any applicable supplement or the accompanying prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Toronto-Dominion Bank or the agent. This underlier supplement, the accompanying prospectus and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes described in the applicable pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this underlier supplement, any applicable supplement or the accompanying prospectus at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.
The Toronto-Dominion Bank
Senior Debt Securities
February 26, 2025